Exhibit 10.1

[***] = CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED AND/OR IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

Amended and Restated Credit Agreement

PROTECTED

March 31, 2025

Customer number(s): 200621699

VILLAGE FARMS CANADA LIMITED PARTNERSHIP VILLAGE FARMS INTERNATIONAL, INC.

Dear Sir/Madam:

Farm Credit Canada (“FCC”) is pleased to confirm to Village Farms Canada Limited Partnership, as the existing borrower (the “Existing Borrower” or “VFCLP”) and to Village Farms International, Inc., as an additionally newly added borrower (“Village Farms International” or the “New Borrower” and together with the Existing Borrower, the “Borrowers” and each, a “Borrower”) in accordance with this amended and restated credit agreement, that FCC hereby offers to continue to make available to the Borrowers the existing loan as at March 26, 2025 totalling the current outstanding amount of US$20,427,907.33 (i.e. principal of $20,328,834.66 plus accrued interest of $99,072.67) (the “Loan”).

The Loan is subject to the terms and conditions set out in this amended and restated credit agreement and the attached Schedules (collectively, the “Agreement”).

While the Loan was made available by FCC to the Existing Borrower pursuant the credit agreement issued by FCC to the Existing Borrower dated March 28, 2013, as amended by, among others, the amending letters dated November 7, 2017, December 20, 2017, April 27, 2020, July 15, 2020 and May 2, 2022 (collectively, the “Existing Credit Agreement”), the Existing Borrower and the New Borrower have requested that and FCC has agreed, subject to the terms of this Agreement, that the Loan be made available to and the obligations and liabilities of the Existing Borrower be assumed as well by the New Borrower. Accordingly, the New Borrower hereby agrees to assume, together with the Existing Borrower, the Loan and all of the obligations and liabilities of the Existing Borrower under the Loan pursuant to the Existing Credit Agreement, and therefore under this Agreement.

Each Borrower agrees that it shall be jointly and severally liable with the other Borrower for all indebtedness, liabilities, covenants and obligations under the Existing Credit Agreement and this Agreement and each of the Security to which the Existing Borrower is a party.

In addition, VF Clean Energy, Inc. (“VF Clean Energy”) is hereby added as a new guarantor of the obligations of the Borrowers to FCC under the Existing Credit Agreement and this Agreement. Accordingly, and as set out in this Agreement, the term “Guarantors” or “Guarantor” shall now include VF Clean Energy and refer to VF Clean Energy, VF Operations Canada Inc., Village Farms Canada GP Inc., Agro Power

Development, Inc., VF U.S. Holdings Inc., Village Farms of Delaware, L.L.C., and Village Farms, L.P.

Each of the Guarantors, now including VF Clean Energy agree that they shall be jointly and severally liable with the other Guarantors for all covenants and obligations under this Agreement and each of the Security to which more than one of the Guarantors is a party.

On the basis of the financial information and other information, representations, warranties and documents provided to FCC, FCC has agreed, at the request of the Borrowers, to continue to provide the Loan and amend certain terms and conditions of the Existing Credit Agreement all as more particularly set out below (and in addition to the New Borrower becoming a Borrower and VF Clean Energy becoming a Guarantor under this Agreement). The Existing Credit Agreement shall, as of the date above, be amended and restated (but without novation of existing credit facility indebtedness and obligations) by this Agreement, to read in its entirety as follows:

1.
Credit Facility Information

Credit Facility number: 545874000

Borrower(s): Village Farms Canada Limited Partnership

Chief Place of Business/Chief Executive Office: 4526-80th Street, Delta, BC V4K 3N3 Head/Registered office: 4526-80th Street, Delta, BC V4K 3N3

Borrower(s): Village Farms International, Inc. Chief Place of Business/Chief Executive Office: 4526-80th Street, Delta, BC V4K 3N3 Head/Registered office: 4526-80th Street, Delta, BC V4K 3N3

Guarantor(s): VF Operations Canada Inc.

Chief Place of Business/Chief Executive Office: 4526-80th Street, Delta, BC V4K 3N3 Head/Registered office: 4526-80th Street, Delta, BC V4K 3N3

Guarantor(s): Village Farms Canada GP Inc.

Chief Place of Business/Chief Executive Office: 4526-80th Street, Delta, BC V4K 3N3 Head/Registered office: 4526-80th Street, Delta, BC V4K 3N3

Guarantor(s): VF Clean Energy, Inc.

Chief Place of Business/Chief Executive Office: 4526-80th Street, Delta, BC V4K 3N3 Head/Registered office: 4526-80th Street, Delta, BC V4K 3N3

Guarantor(s): Agro Power Development, Inc. Chief Place of Business/Chief Executive Office: 90 Colonial Center Parkway

Lake Mary, Florida, U.S.A. 32746

Head/Registered office: 90 Colonial Center Parkway Lake Mary, Florida, U.S.A. 32746

Guarantor(s): VF U.S. Holdings Inc.

Chief Place of Business/Chief Executive Office: 90 Colonial Center Parkway

Lake Mary, Florida, U.S.A. 32746

Head/Registered office: 90 Colonial Center Parkway Lake Mary, Florida, U.S.A. 32746

Guarantor(s): Village Farms of Delaware, L.L.C. Chief Place of Business/Chief Executive Office: 90 Colonial Center Parkway

Lake Mary, Florida, U.S.A. 32746

Head/Registered office: 90 Colonial Center Parkway Lake Mary, Florida, U.S.A. 32746

Guarantor(s): Village Farms, L.P.

Chief Place of Business/Chief Executive Office: 90 Colonial Center Parkway

Lake Mary, Florida, U.S.A. 32746

Head/Registered office: 90 Colonial Center Parkway

Lake Mary, Florida, U.S.A. 32746

Sources and uses:

Sources		Uses
FCC	Initially $58,000,000 (USD) now at March 26, 2025 US$20,427,907.33	Was initially used to retire Royal Bank of Canada (previously, HSBC Bank Canada) and FCC debt paid down to this level	US$20,427,907.33
Total	US$20,427,907.33		US$20,427,907.33

2.
Loan Information

2.1
Existing Loan details

(a)
Existing Loan No. 1 (FCC reference number 545874001): Borrower(s): Village Farms Canada Limited Partnership

Village Farms International, Inc.

Guarantor(s): VF Operations Canada Inc.

Agro Power Development, Inc. VF U.S. Holdings Inc.

Village Farms of Delaware, L.L.C. Village Farms, L.P.

Village Farms Canada GP Inc. VF Clean Energy, Inc.

Existing Loan No. 1
Approved Amount Initially	$58,000,000 (USD)
Outstanding Amount	$20,427,907.33 (USD)
Loan type	Real Property Loan
Interest type	Open Variable
Product type	American Currency
Term	5 Years
Amortization period	11 Years 1 month
Interest rate	7.866%**

Loan Approval Expiry Date	N/A
Balance Due Date	May 3, 2027

*Subject to Schedule D that is attached

Payment type details
Payment type	**Fixed Principal + Interest*** (USD)
Start date	September 3, 2013

Payment frequency	Monthly
Payment month(s)	Monthly
Payment amount	$163,942.22 + Interest (USD)
End date	May 3, 2027

*as at November 1, 2024

**subject to revisions

***subject to revision

2.2
Interest Rate Determination.

The Borrowers shall pay interest, compounded semi-annually, in arrears, on the first day of each month, on the daily amount outstanding under the FCC Loan at the variable rate which is equal to 8.907% (adjusted as provided in Section 1 of Schedule A) plus the applicable Interest Rate Spread (adjusted from time to time as described in Schedule D), both before and after maturity, default and judgment, with interest on overdue interest at the same rate;

2.3
Conversion Rights

The Borrowers may convert certain types of Loans in accordance with the provisions of Schedule C.

3.
Conditions Precedent

3.1
In addition to any conditions precedent specified in Schedule E, it shall be a condition precedent to the continued availability of the Loan and the applicability of this Agreement (in lieu of the Existing Credit Agreement) that FCC shall have received the following documents or information or evidence of the following circumstances, as the case may be and shall be satisfied with such documents, information or evidence in all respects (which conditions precedents FCC acknowledges has been satisfied as of the date of this Agreement):

(a)
all Security (other than Security which Schedule A specifies has previously been delivered) shall have been executed and delivered to FCC or FCC Counsel;

(b)
FCC has a perfected, first priority Lien in the Mortgaged Property (subject only to Permitted Liens permitted to have priority thereto) and, in connection therewith, the Security (or filings in connection therewith, as appropriate) has been fully registered in all offices of public record in which such registration, and all other actions taken with respect to any of the Mortgaged Property which, is necessary or desirable to preserve or protect the security created by the Security and the priority and perfection thereof, to the extent required by FCC Counsel;

(c)
Confirmation that the Existing Borrower has available to it an operating loan in an amount not less than CAD$10,000,000 on terms and conditions acceptable to FCC, which shall include the review by FCC and its solicitors of the governing credit agreement and/or facility letter, as applicable for such operating loan;

(d)
Discharge and cancellation of any encumbrances that secures indebtedness on the Existing Borrower’s and each Guarantor’s assets other than Permitted Liens and the Operating Lender Security Interest (subject to Section 3.1(c) in any event);

(e)
Nothing shall have occurred which FCC shall determine is reasonably likely to have a Material Adverse Change;
(f)
No event shall have occurred and be continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both;

(g)
All other documents and instruments required by the terms hereof shall have been duly executed and delivered by all parties thereto and shall be in full force and effect, in form and substance satisfactory to FCC;

(h)
FCC shall be satisfied in all respects with the business, operations and prospects and assets and liabilities (including without limitation as to environmental matters) of the Obligants, the corporate and capital structure of the Obligants, the sources of funding available to the Borrowers to satisfy its financial and operating requirements;

(i)
All consents and approvals necessary or desirable in connection with the completion of the transactions contemplated pursuant to this Agreement and the other Loan Documents shall have been obtained on terms and conditions acceptable to FCC;

(j)
FCC must have received and approved the form of lease agreement with the applicable landlords with respect to the Ward County Lands and the Presidio Leasehold Lands, and the Canadian Real Property that is subject to a leasehold interest (to be reviewed in advance of funding to ensure mortgages of leased lands or leasehold interests are unaffected by lease agreements);

(k)
FCC must have entered into the FCC/Operating Lender Priority Agreement satisfactory to it, amended as may be required by FCC and its counsel;

(l)
FCC is satisfied that you are in possession of and in good standing/compliance with all necessary permits, licences, authorizations and other approvals required to legally undertake and carry on your business in the province and states where you carry on business;

(m)
FCC must be satisfied in its sole discretion, that all regulatory agency requirements relating directly or indirectly to environmental impacts, potential environmental hazards, environmental, health or safety risks or environmental issues related to your current or projected business operations have been met or to past operations that may have caused or contributed to a breach of regulatory requirements have been rectified;

(n)
FCC must have reviewed and be satisfied with the organizational documents governing the Borrowers and any Guarantors including any applicable partnership agreements, articles of incorporation and bylaws;

(o)
FCC must be satisfied in its sole discretion with the lender’s title insurance policies to be obtained in respect of the US Real Property and the US Real Property Deeds of Trust;

(p)
details of the encumbrances (the “VF Clean Energy Prior Permitted Lien”) that secures indebtedness against VF Clean Energy’s assets other than Permitted Liens and the Operating Lender Security Interest;

(q)
FCC must have reviewed and be satisfied with the organizational documents governing VF Clean Energy and the New Borrower including any applicable articles of incorporation;

(r)
FCC shall have received from the Borrowers a $5,000 annual review fee; and

(s)
all such other supporting documents and information as FCC shall reasonably require.
4.
Security

4.1
Security for all Secured Obligations

Except to the extent otherwise specifically provided in Schedule A, the Security shall constitute continuing security for payment and performance of all Secured Obligations. All Existing Security shall, in addition to securing the Secured Obligations as provided herein, continue to secure payment and performance of all Additional Secured Obligations expressed or intended to be secured thereby. To the extent that any Existing Security, by its terms, does not secure any or all of the Secured Obligations intended hereby to be secured by such Existing Security, such Existing Security is hereby deemed to be amended to provide for the securing of the payment and performance of all Secured Obligations and any Obligant who has granted such Existing Security shall, at the request of FCC, execute and deliver all such documents and do all such things as may be required by FCC to give effect to such amendment.

4.2
Perfection of Security

Each Obligant shall from time to time, at its own expense, make all such registrations and filings, execute and deliver all such documents and do all such things, on the request of FCC, as FCC in its sole discretion shall consider necessary or desirable to ensure or enhance the perfection, priority, validity and enforceability of any Security to which it is a party and shall diligently pursue and obtain all third party consents necessary or desirable to create the Lien of the Security over any Mortgaged Property.

4.3
Discharge of Security

Upon payment and performance in full of all Secured Obligations (and, in the case of the Existing Security, the Additional Secured Obligations) and the termination of any obligation of FCC to make further advances under any loan or other credit facility to the Borrowers which is or is intended to be secured by any of the Security, FCC shall, at the request and expense of the Borrowers, execute and deliver all such documents and do all such things as may be reasonably required to discharge the Security.

4.4
Limits on Security

Where any Security provides for payment of a principal amount in excess of, or a rate of interest greater than that applicable to, the Secured Obligations (and, in the case of the Existing Security, the Additional Secured Obligations), FCC will not enforce or collect under the Security any amount in excess of the Secured Obligations (and, if applicable, the Additional Secured Obligations) and any requirement to pay interest under the Security shall be satisfied by payment of interest at the rate or rates applicable to the Secured Obligations (and, if applicable, the Additional Secured Obligations.).

5.
Interest

5.1
Payment of interest

Subject to the provisions of this Agreement (including without limitation Schedule D hereto), interest shall accrue on the aggregate principal amount of the Loan outstanding from time to time, both before and after maturity, default and judgment, with interest on overdue interest at the same rate, commencing on and including the day on which the Loan is advanced and ending on, but excluding, the day on which it is repaid, such interest to be calculated on the daily outstanding principal balance and payable monthly, in arrears, on the first Business Day of each and every month during which the Loan remains unpaid, based upon a year of 360 days, for the actual days that the amounts are outstanding under the Loan on this basis, at the variable rate of interest per annum, compounded semi-annually, specified and calculated in the manner set forth in Schedule D attached hereto.

5.2
Blended payments

Subject to Section 5.4 of Schedule E, any Blended Payment for any Loan (or a portion of a Loan) shall be applied, firstly, to accrued and unpaid interest on such Loan (or portion, as the case may be) and, secondly, to the outstanding principal balance of such Loan (or portion, as the case may be).

5.3
Variable Rate change

On the date hereof, the Variable Mortgage Rate is 7.95%. Each change to such rate from time to time shall cause an immediate and automatic adjustment of any interest rate based thereon, from the effective date of such change, calculated in accordance with FCC’s usual practices and without notice to any Obligant.

5.4
Interest on other amounts

Where any amount payable by the Borrowers to FCC is not paid when due and this Agreement does not otherwise provide for interest thereon, the Borrowers shall pay to FCC, on demand, interest on the daily outstanding balance of such amount from the due date until the date of payment, calculated at a rate equal to the Variable Mortgage Rate plus 4% per annum.

6.
Repayment and Prepayment of Principal

6.1
Repayments

Subject to an earlier demand by FCC under any Loan in accordance with FCC’s rights and remedies under any Loan Document or pursuant to an Acceleration Declaration, the Borrowers will pay to FCC, with respect to any Loan or portion thereof, on each Payment Date and the Balance Due Date, the Payment Amount specified in Section 2 with respect to such Loan or portion thereof (as adjusted from time to time in accordance with Section 6.2) in reduction of the outstanding principal balance, provided that, for any Blended Payment, such Blended Payment shall be applied in accordance with Section 5.2.

6.2
Adjustment of Blended Payments

FCC may, from time to time, by notice to the Borrowers, adjust any Blended Payment to reflect any change in any Variable Mortgage Rate or Variable Personal Property Rate or any change in interest rates arising pursuant to Schedule B and from and after the effective date set forth in such notice the Borrowers shall make all Blended Payments for such Loan in compliance with such notice.

6.3
Prepayments

Any prepayment of a Loan, including any prepayment arising from an Acceleration Declaration, shall be made only in compliance with the provisions of Schedule C or as otherwise specifically provided in this Agreement. All such prepayments shall, unless otherwise determined by FCC in its discretion, be applied to any remaining scheduled payments of the applicable Loan in inverse order of maturity.

6.4
Payment on demand in the event of misrepresentation, fraud or lack of integrity

The Loan and all indebtedness owing by the Borrowers shall be repaid in full and any further availability under the Loan will be cancelled if the Borrowers or any Guarantor has made any misrepresentation to FCC, has committed fraud against FCC, if FCC becomes aware that the Borrowers or any Guarantor has acted in a manner that calls into question their integrity and as a result will negatively impact FCC's reputation if FCC were to continue to do business with the Borrowers or any Guarantor or if any Borrowera cease to operate or operate materially in its Core Business, as determined by FCC in its sole discretion.

7.
Fees

7.1
Payment of fees

In addition to the fees otherwise payable by the Borrowers under this Agreement, the Borrowers will pay to FCC the following fees:

(a)
Annually, when requested by FCC, on completion of the annual review, an annual review fee of $5,000USD to accompany annual provision of financial statements; and

(b)
Reporting and Monitoring Default Fee. If a Borrower breaches a reporting or monitoring covenant required pursuant to this Agreement, FCC shall assess a default fee of

$1,000.00 per breach. This fee will be added to the Outstanding Obligations under the Credit Facility.

(c)
In the event the Borrowers are at any time in a fiscal year not in compliance with the FCC Loan covenants, the Borrowers will pay a minimum risk adjustment fee equal to up to 50 basis points (.50%) multiplied by the fiscal year end principal loan balance(s) under the FCC Loans to compensate for the higher than forecast risk and for non-performance for the year just concluded. This payment is due not later than 90 days following the i.e. December 31, fiscal year end and is to accompany the Annual Certificate of Compliance for FCC Loan Covenants and Conditions. Note based on the existing FCC exposure of US$20,427,907.33, this fee would be up to US$102,139.53 such fee to be adjusted by FCC upon prepayment of the FCC Loans for any reason whatsoever.

Fees payable as a result of defaults represent FCC’s liquidated damages, not penalties, to compensate FCC for the higher than forecast risk and/or non-performance of a covenant. Liquidated damages means the parties acknowledge and agree that this fee is a reasonable estimation of the actual damages suffered by FCC upon a breach contemplated by this section, and that the Obligant(s) in question will pay the fee to FCC in the event of such a breach. The Obligants acknowledge that the precise amount of FCC’s actual damages would be extremely difficult to calculate and that the fee set out in the Agreement represent a reasonable estimate of the actual damages and effort incurred by FCC in responding to a breach. Fees are due on demand. Payment of a fee does not cure a default and does not affect our remaining rights under this Agreement or any other document.

8.
Representations and Warranties

All Representations and Warranties, shall survive any investigation made by or on behalf of FCC at any time with respect thereto, may be relied upon by FCC with respect to the performance of its rights and obligations under the Loan Documents and shall survive the execution, delivery and performance of the Loan Documents and the making of the advances (and all such Representations and Warranties shall be deemed to be repeated, and relied upon by FCC, as of the date of each advance ), but for greater certainty do not survive, and are not deemed to be repeated after, the repayment and performance in full of the Secured Obligations, save and except to the extent that such Representations and Warranties are by their terms specified to survive such repayment or relate to covenants or agreements which are by their terms specified to survive such repayment.

In addition to any Representations and Warranties set out in Schedule E hereto or in any other Loan Document, each Borrower represents and warrants to FCC that:

(a) Organizational Chart. Schedule I is an accurate and complete organizational chart with respect to the Borrowers and the Corporate Obligants, its issued and outstanding shares or units and the beneficial ownership thereof.

9.
Reporting Requirements

9.1
Financial information

So long as this Agreement remains in effect, the Borrowers (and, to the extent that any document or information described below relates to a Guarantor, such Guarantor) shall deliver to FCC, in form satisfactory to FCC annually within 90 days of the Borrowers’ fiscal year end:

(a)
consolidated Audited Financial Statements for the Borrowers and Guarantors prepared by a Qualifying Accounting Firm, and which statements must include a balance, sheet, an income statement, a statement of retained earnings and a statement of changes in financial position, and must be prepared in accordance with US GAAP applied on a basis consistent with the statements for the previous fiscal year;

(b)
accountant or financial controller will provide an annual compliance letter for the FCC Loan in a form satisfactory to FCC for Covenants and Conditions accompanying the fiscal year end financial statement. Explanations are to be included for any non-compliance issues. For greater certainty, the form of compliance letter provided to date to FCC is in a form satisfactory to FCC;

(c)
annual budget and cash flow forecast including a detailed Capital Expenditure Budget of the following year to be supplied to FCC within 15 days of approval but not later than 90 days following the fiscal year-end and must be deemed acceptable to FCC. Any subsequent revisions to the budgets must be confirmed in writing and authorized by FCC before changes are implemented;

(d)
in-house prepared income statement and balance sheet for Village Farms vegetable operations;

(e)
compliance certificate in the form attached as Schedule F, within 90 days of the Borrowers’ fiscal year end, to be completed by a senior officer of each Borrower or other person acceptable to FCC; and

(f)
promptly upon request by FCC, all such other financial and business information regarding any Obligant or any of an Obligant’s Mortgaged Property as FCC shall request from time to time.

10.
Covenants

10.1
Positive covenants

So long as this Agreement is in effect, each Obligant shall perform each of its covenants and obligations contained in this Agreement (including Section 4 of Schedule E) or any other Loan

Document (and, where any Loan Document provides for covenants or obligations of an Obligant referenced therein which is not a party thereto, each Obligant shall cause such referenced Obligant to perform such covenants and obligations as if it were a party to such Loan Document).

10.2
Negative covenants

So long as this Agreement is in effect, without the prior written consent of FCC:

(a)
each Obligant will not incur any Indebtedness for Borrowed Money except Permitted Indebtedness and an operating loan with the Operating Lender;

(b)
each Obligant will not sell, exchange, lease, release or abandon or otherwise dispose of, any part of its business or property, whether now owned or hereafter acquired (including any of the legal or beneficial interest therein) other than by way of Permitted Dispositions; provided and for greater certainty, the sale of the Monahans greenhouse is not permitted without FCC’s prior written approval;

(c)
each Obligant will not create, assume or permit to exist any Lien upon any of the Mortgaged Property or any assets of any Subsidiary of an Obligant now owned or hereafter acquired other than Permitted Liens and the Operating Lender Security Interest;

(d)
each Corporate Obligant will not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith or otherwise to terminate its corporate (or other) existence;

(e)
each Corporate Obligant will not amalgamate, merge, consolidate or otherwise enter into any other form of business combination with any other Person nor enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person other than the Borrowers whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale, lease, liquidation, winding-up, liquidation, dissolution or otherwise excepting any transaction between the Corporate Obligants and provided that the Borrowers have received the prior written consent of FCC;

(f)
each Obligant, except on 30 days prior written notice to FCC, will not change its name, conduct business under any new trade name, change the place or places at which it conducts business or at which its assets are located or, if a Corporate Obligant, change the jurisdiction in which its chief executive office is located;

(g)
each Obligant will not make any material change to the nature of its business, taken as a whole;

(h)
each Obligant will not change its financial year end;

(i)
each Obligant will not create or acquire any new Subsidiary unless such Subsidiary becomes, or agrees in writing with FCC that it will on request of FCC become, a Guarantor with the exception of the following new Subsidiaries which shall not become a Guarantor, provided that Pure Sun Farms Corp., Rose Life Sciences Inc., Balanced Health Botanicals, LLC and Leli Holland B.V. will be excluded from the definition of Subsidiary in this paragraph;

(j)
each Corporate Obligant will not consent to or permit any Change of Ownership with respect to it or any Wholly-Owned Subsidiary;
(k)
each Corporate Obligant will not make, or enter into any agreement to make, directly or indirectly, any Investments, other than Permitted Investments; provided that and for certainty, investments made until June 30, 2024 shall be deemed to be Permitted Investments and any further investments beyond June 30, 2024 shall be subject to FCC’s prior written consent in accordance with this Section 10.2(k);

(l)
each Corporate Obligant will not enter into management, marketing, consulting, rental or administrative contracts, or any other contracts, agreements or leases, with any of its directors, officers, shareholders, partners (if a partnership), beneficiaries (if a trust) or any Person with whom it does not deal at arm’s length, unless on prevailing market rates and it discloses such related party contracts, agreements and leases, and all costs and expenses associated therewith, annually to FCC as part of the annual review documentation;

(m)
each Obligant will not acquire or enter into any agreement to acquire any shares or other securities or any other interest in any Person or any assets of any Person unless:

In the case of the acquisition of any shares, securities or other interest in any Person, the business of such Person is the same as the Core Business and in the case of acquisition of any assets of any Person, such assets are used and will continue to be used in the Core Business;

Before making any such acquisitions or entering into any such agreement, the Borrowers shall have provided to FCC such pro forma financial information as FCC may require that shows that after such acquisition the Borrowers and the other Obligants shall be in compliance with their respective covenants under the Loan Documents for the four (4) fiscal quarters following the completion of such acquisition; provided that and for certainty, share acquisitions or acquisitions of other securities or other interests in any Person or any assets of any Person made until June 30, 2024 shall be deemed to be permitted by FCC and any further acquisitions of such nature beyond June 30, 2024 shall be subject to FCC’s prior written consent in accordance with this Section 10.2(m);

(n)
each Borrower will not make any Restricted Payment;

(o)
each Corporate Obligant will not declare or pay or make any Distributions, including any payment or repayment of principal, interest, fees or costs with respect to any subordinated debt if there exists any Default or Event of Default or the declaration or payment would cause there to exist a Default or an Event of Default;

(p)
the Borrowers will not, and will ensure that each of the other Obligants will not, make loans to or investments in, or provide guarantees or indemnities or otherwise give financial assistance to any Person, other than in the ordinary course of business or among any Obligant where the aggregate value of the loans, investments, guarantees or indemnities exceed USD1,000,000; provided that FCC consents to the Existing Borrower granting to Canadian Imperial Bank of Commerce as part of a syndicated financing with Canadian Imperial Bank of Commerce (“CIBC”) as the agent and a lender and Pure Sunfarms Inc. as the Borrower, on unlimited guarantee by the Existing Borrower of the indebtedness of Pure Sunfarms Inc. to the syndicated lenders thereunder;

(q)
each Corporate Obligant will not alter (or allow the alteration of) its constating instruments (including in the case of the Existing Borrower, the limited partnership agreement forming the Existing Borrower and in the case of Village Farms L.P., the limited partnership agreement forming the Village Farms, L.P.) or its corporate organization;
(r)
the Borrowers will not, and will ensure that each of the other Obligants will not, change or allow any change to the beneficial ownership of a majority of its share or units as set forth in Schedule “I”;

(s)
the Borrowers will not, and will ensure that each of the other Obligants will not, sell, transfer, assign, convey, lease or otherwise dispose of all or any part of either its legal or beneficial interest in any real property owned by it including the Real Property;

(t)
the Borrowers will not, and will ensure that each of the other Obligants will not, change the nature of its business (i.e. greenhouse operation and sale of assets arising therefrom) or expand the jurisdictions outside Canada, the United States or The Netherlands;

(u)
the Borrowers will not, and will ensure that each of the other Obligants will not, amend, terminate or replace any agreement relating to the business carried on by it or the property, assets or undertaking used therein if to do so would have a Material Adverse Change;

(v)
the Borrowers will not, and will ensure that each of the other Obligants will not, cause or permit to be caused any environmental damage which would result in a Material Adverse Effect;

(w)
the Borrowers will not, and will ensure that each of the other Obligants will not, amend in any material respect, terminate or surrender the existing leases of the Presidio Leasehold Lands or Ward County Lands; and

(x)
the Borrowers will not, and will ensure that each of the other Obligants will not, enter into any operating or management agreement with respect to the operation and management of the business of any Obligant in whole or in part.

10.3
Financial covenants

For as long as you are indebted to FCC under this or any other credit or loan agreement with FCC, you shall maintain the following financial covenants. These financial covenants replace all previous financial covenants contained in any other credit or loan agreements you have with FCC and any amendments thereto. If a conflict arises between any of these financial covenants and those contained in any previous credit or loan agreement with FCC, these shall prevail. This clause shall survive the termination or expiry of this agreement and remain in force unless and until replaced in a future credit or loan agreement.

(a)
Ratios

Current Ratio

The Borrowers will not permit their Current Ratio to be less than: 1.25:1.00;

“Current Ratio” means, at any time, Current Assets divided by Current Liabilities.

Liquidity Ratio

The Borrowers shall maintain at all times a minimum liquidity of $5,000,000. For purposes hereof, liquidity is defined as the sum of unrestricted cash and cash equivalents held by Village Farms International Inc. and its consolidated subsidiaries.

Total Debt to Tangible Net Worth

The Borrowers will not permit its Total Debt to Tangible Net Worth to exceed 3.00:1.00.

FCC and the Borrowers agree and acknowledge that the Debt to EBITDA ratio previously set out in the Existing Credit Agreement shall no longer apply to the Borrowers.

Compliance with the Financial Covenants will be determined on the basis of the information delivered pursuant to Section 10. If any required information is not delivered as set out in Section 10, FCC shall calculate compliance with the Financial Covenants on such basis as it shall determine.

The provisions of this Section 10.3 is deemed to be incorporated into each credit or loan agreement now existing between FCC and the Borrowers and shall continue in effect under each such existing agreement notwithstanding the termination of this Agreement. In the event of any conflict between the provisions of this Section 10.3 and the provisions of any such existing agreement (for greater certainty, the maintenance of any financial ratio or condition under such existing agreement which is not addressed in this Section 10.3 not being a conflict), the provisions of this Section 10.3 shall prevail.

11.
Pre-Authorized payment authority (the “Authority”)

11.1
Bank account information (A voided cheque must accompany this Agreement)

[***Redacted – Commercially Sensitive Information***]

Financial institution name:

Address:

11.2
Pre-authorized payment details

Pre-authorized payment type	Payment amount	Payment dates (Month/Day)	Frequency
Fixed X Variable	Fixed principal & Interest	1st day of the month	Monthly

For greater certainty, only one Borrower is required to complete the Authority.

The Borrowers hereby instruct and authorize FCC to debit the above bank account (the “Account”) with the above payments for the purpose of repaying the Loan and related indebtedness to FCC. The Borrowers undertake to inform FCC, in writing, of any change in the Account information provided in this Agreement prior to the next due date of the pre-authorized payment.

The Borrowers waive the pre-notification requirements of the Payments Canada,

including the right to receive pre-notification of the amount and/or date of any pre-

Account holder to initial authorized payments. The Borrowers agree that the Borrowers do not require advance notice of the amount and/or date of any pre-authorized payments before the debit is processed. The Borrowers acknowledge that FCC may send the Borrowers payment notices but that these payment notices do not constitute the pre-notification requirements of the Payments Canada.

Account holder to initial

The Borrowers confirm that the above payment(s) are made for business purposes.

FCC reserves the right to cancel this Authority at its discretion and without notice. This Authority may be cancelled at any time upon notice being provided by the Borrowers, either in writing or orally with proper authorization to verify the Borrowers’ identity, to FCC within 30 days before the next payment is to be made. A sample cancellation form, or more information on the Borrower’s rights to cancel this Authority, may be obtained by contacting the financial institution or by visiting www.payments.ca.

The Borrowers have certain recourse rights if any debit does not comply with this Authority. For example, the Borrowers have the right to receive reimbursement for any debit that is not authorized or is not consistent with this Authority. To obtain more information on recourse rights, contact the financial institution or visit. www.payments.ca. The Borrowers may contact FCC to make inquiries or obtain information about this Authority at:

Farm Credit Canada Customer Service Centre

1800 Hamilton Street, P.O. Box 4320 Regina, SK S4P 4L3

Telephone: [***Redacted – Personally Identifying Information***]

Fax: [***Redacted – Personally Identifying Information***]

email: [***Redacted – Personally Identifying Information***]

The Borrowers warrant and agree that they are duly authorized, in accordance with the account agreement at the financial institution identified above, to debit the Account.

The Borrowers acknowledge and agree that all existing Account payment documents with respect to any existing loans of the Borrowers with FCC, if any, remain in full force and effect.

You agree that if VFCLP and Village Farms Canada LP’s operating loan with Bank of Montreal is refinanced at any time, then the applicable Borrower shall promptly provide to FCC new pre- authorized payment details from which to debit its new operating account.

12.
Acceptance

If this Agreement is acceptable, please have the Borrowers and each of the Guarantors sign in the space indicated below, the applicable Borrower check the box in Section 11 and complete any other information required for Section 11 and return it to FCC, together with payment of any fees required to be paid at that time, by April 11, 2025, after which date this Agreement, unless so signed and returned, shall be null and void (unless extended in writing by FCC). By signing and returning this Agreement, the Borrowers and each Guarantor agrees to be bound by the terms and conditions of this Agreement, including the provisions of all Schedules to this Agreement, which are deemed to form part of this Agreement. The execution of this Agreement by any Person on behalf of a Corporate Obligant is deemed to be a representation and warranty by such Person that such Person is duly authorized to bind such Corporate Obligant.

Farm Credit Canada

By: /s/ Louis Racine Name: Louis Racine

Title: Senior Legal Counsel, Loan Closing

ACCEPTED AND AGREED TO BY THE BORROWERS AS OF APRIL 10, 2025. VILLAGE FARMS CANADA LIMITED PARTNERSHIP

by its general partner, Village Farms Canada GP Inc., by its authorized signatory

Per:

Authorized Signatory

VILLAGE FARMS INTERNATIONAL, INC.

Per:

Authorized Signatory

ACCEPTED AND AGREED TO BY THE GUARANTORS AS OF APRIL 10, 2025.

VF CLEAN ENERGY, INC.

Per: Authorized Signatory

VF OPERATIONS CANADA INC.

Per: Authorized Signatory

AGRO POWER DEVELOPMENT, INC.

Per: Authorized Signatory

VILLAGE FARMS, L.P.

by its general partner, Village Farms of Delaware, L.L.C., by its authorized signatory

Per: Authorized Signatory

VF U.S. HOLDINGS INC.

Per: Authorized Signatory

VILLAGE FARMS OF DELAWARE, L.L.C.

Per: Authorized Signatory

VILLAGE FARMS CANADA GP INC.

Per: Authorized Signatory

SCHEDULE A – SECURITY

[***Redacted – Commercially Sensitive Information***]

SCHEDULE B - FIXED RATE INTEREST ADJUSTMENTS

For any new Fixed Rate Loan, the applicable Fixed Rate of interest shall be adjusted in accordance with the following provisions:

Each new Fixed Rate Loan (including any increase in the approved amount of such new Fixed Rate Loan up to the lesser of 10% of the original authorized amount and $100,000) shall have the benefit of an interest rate guarantee for the period commencing on the date the Fixed Rate for such Fixed Rate Loan specified in Section 2 of this Agreement was booked by FCC and continuing for 90 days thereafter (in the case of real property Fixed Rate Loans) and 30 days thereafter (in the case of all other Fixed Rate Loans).

Where any new Fixed Rate Loan is 90% or more disbursed within the applicable interest rate guarantee period, the applicable Fixed Rate of interest for all amounts disbursed before any expiry date applicable to the Fixed Rate Loan will be the lesser of (i) the Fixed Rate specified for such Fixed Rate Loan in Section 2 of this Agreement and (ii) the Fixed Rate of interest in effect on the date of the first disbursement of such Fixed Rate Loan, provided that the current transfer price (one of the factors reviewed by FCC in determining Fixed Rates) is at least 10 basis points lower than the transfer price for the Fixed Rate specified in Section 2 (all as determined by FCC).

Where any new Fixed Rate Loan is not 90% or more disbursed within the applicable interest rate guarantee period, the applicable Fixed Rate of interest for all amounts disbursed before the expiry of the applicable interest rate guarantee period will be determined in accordance with the preceding paragraph and the applicable Fixed Rate of interest for each amount disbursed after the expiry of the applicable interest rate guarantee period and prior to any expiry date applicable to the Fixed Rate Loan will be the Fixed Rate of interest in effect (as determined by FCC) on the date of such disbursement. If this results in multiple interest rates for the Fixed Rate Loan, FCC will calculate a weighted average Fixed Rate of interest for the entire Loan at the time of each disbursement.

SCHEDULE C – PREPAYMENT, CONVERSION RIGHTS AND INTEREST RATE GUARANTEE

1.
Prepayment rights

So long as no Default or Event of Default has occurred and is continuing, the Borrowers may prepay Loans as follows:

(a)
Loans with a “Variable-Open” or “Fixed-Open” Interest Type specified in Section 2 of this Agreement may be prepaid in whole or in part at any time, without notice or fee;

(b)
Loans with a “Fixed-Closed” Interest Type specified in Section 2 of this Agreement may be prepaid in whole or in part at any time, without notice, upon concurrent payment of a Prepayment Fee; and

(c)
Loans with a “Variable” or “Fixed” Interest Type may be prepaid, without notice or fee, by an amount of up to 10% of the originally advanced amount of such Loan at one time (but no more than one time) in any calendar year (which amount shall not be cumulative from year to year) and may otherwise be prepaid in whole or in part at any time, without notice, upon concurrent payment of a Prepayment Fee.

2.
“Prepayment Fee” means, to the extent permitted by Applicable Law, a fee equal to the greater of:

(a)
three months’ interest on the amount prepaid at the interest rate applicable to the Loan; and

(b)
the amount of interest lost by FCC over the remaining term of the Loan on the amount prepaid, as calculated by FCC in accordance with its standard practices.

3.
Conversion rights

So long as no Default or Event of Default has occurred and is continuing, and subject to any contrary provisions in Schedule D, the Borrowers may exercise the following conversion rights with respect to the Loan(s):

(a)
a Loan designated as a “Personal Property Loan” Loan Type in Section 2 of this Agreement and having a “Variable” Interest Type specified in Section 2 of this Agreement may be converted by the Borrowers, by notice to FCC, to any other “Personal Property” product (as so designated by FCC) offered by FCC as follows:

(i)
if the remaining amortization period is 5 years or less, to a Personal Property product with a term equal or less than the balance of the existing amortization period; and

(ii)
if the remaining amortization period is greater than 5 years, to a Personal Property product with a term equal to or greater than the balance of the existing amortization period;

(b)
a Loan designated as a “Real Property Loan” Loan Type in Section 2 of this Agreement and having an “Variable-Open” Interest Type specified in Section 2 of this Agreement may be converted by the Borrowers, by notice to FCC and payment of the Conversion Fee, to any other available “Mortgage” product (as so designated by FCC) offered and determined by FCC;
(c)
a Loan with a “Variable Mortgage Rate” Interest Type specified in Section 2 of this Agreement may be converted by the Borrowers, by notice to FCC and payment of the Conversion Fee, to any available “Mortgage” product (as so designated by FCC) offered and determined by FCC, other than a Mortgage product with an Open Variable

Mortgage Rate; and

(d)
at any time after the applicable Interest Adjustment Date, a Loan designated as an “Advancer Loan - Variable Open” rate in Section 2 of this Agreement, may be converted by the Borrowers, in whole or in part (subject to a minimum amount of $25,000), by notice to FCC and payment of the Conversion Fee to any other available “Mortgage” product (as so designated by FCC) offered by FCC.

The interest rate and, save as otherwise specified above, the other terms and conditions of any new product shall be as specified by FCC and the Borrowers shall execute and deliver (and shall cause all other Obligants to execute and deliver) all such documents as may be reasonably required by FCC to reflect such conversion or to maintain the enforceability, effectiveness or priority of any of the Loan Documents.

4.
Interest Rate Guarantees

(a)
With respect to a Loan having a “Variable” Interest Type specified in Section 1 of this Agreement, there are no interest rate guarantees for such loans.

(b)
With respect to a Loan designated as a “Personal Property Loan”, all proceeds of the applicable Loan disbursed in the first 30 days from the date of this Agreement will be at rate set out in the Agreement. The same rate will apply to all funds disbursed after 30 days provided that 90% of the principal amount of a loan is disbursed by the Interest Rate Guarantee Expiry Date.

If 90% of the principal amount of a loan is not disbursed by the Interest Rate Guarantee Expiry Date, then all funds disbursed after the Interest Rate Guarantee Expiry Date will bear interest at the rate in effect on the date of each disbursement. If this results in multiple interest rates for the loan, FCC will calculate a weighted average interest rate for the entire loan at the time of each disbursement.

If a Real Property Loan Fixed product type has been chosen:

All funds disbursed in the first 90 days from the date of this Agreement will be at the interest rate quoted in this Agreement.

This same rate will apply to all funds disbursed after 90 days, provided that 90% of the principal amount of a loan is disbursed by the Interest Rate Guarantee Expiry Date.

If 90% of the principal amount of a loan is not disbursed by the Interest Rate Guarantee Expiry Date, then all funds disbursed after the Interest Rate Guarantee Expiry Date will bear interest at the rate in effect on the date of each disbursement. If this results in multiple interest rates for the Loan, FCC will calculate a weighted average interest rate for the entire loan at the time of each disbursement.

For any such loans that are secured by mortgages of real property, if the actual interest rate charged is higher than the registered rate, the funds will be advanced on the trust condition that the Borrowers execute (and register, if appropriate) a mortgage amending agreement reflecting the higher interest rate.

If a Transition Loan product type has been chosen:

The Interest Rate Guarantee for new Loans that are identified as a "Transition" product are as set out above, except that the 90% Disbursement Date will be based on the minimum initial disbursement (at least 40% of all Transition Fixed Rate Loans). The Interest Rate Guarantee will be based on the disbursement of the initial advance and not on the entire loan.

Schedule D - Specific Loan Terms

The following provisions shall be applicable to the Loan(s) specified so long as such Loan(s) is available or outstanding. In the event of any conflict between the provisions of this Schedule D any other provision of this Agreement, the provisions of this Schedule D shall govern.

Existing Loan No. 1

Notwithstanding any other provision, you agree that this Loan has been made in U.S. currency and must be repaid in U.S. currency.

This Loan will be disbursed to you or for your benefit. You must provide FCC with written notice at least three (3) business days prior to the date any advance is required.

None of the prepayment terms outlined in section 1 of Schedule C entitled “Prepayments,” are applicable to your US dollar loan. Any prepayment, late payment or unscheduled payment of this Loan will result in a fee payable to FCC equivalent to all costs incurred by FCC as a result of the prepayment, late payment or unscheduled payment. These costs will be determined exclusively by FCC and could include foreign exchange losses, foreign currency costs, applicable fees required to change foreign exchange hedging contracts, FCC administrative costs, interest paid on U.S. currency held by FCC for application on a future scheduled payment date, and any other costs reasonably incurred by FCC as a result of the prepayment, late payment or unscheduled payment.

None of the terms outlined in section 4 in Schedule C entitled "Interest Rate Guarantees" is applicable to your US dollar loan. You agree that the interest rate applicable to this Loan will be the forward-looking rate based on the Secured Overnight Financing Rate (“SOFR Term Rate”) for a tenor of three months in effect on the date of disbursement plus a premium spread of 3.564% (together, called the “Interest Rate”).

Provided, that if the Interest Rate shall be less than zero, the Interest Rate shall be deemed to be zero for the purposes of this Agreement and the other loan documents

Interest will be compounded semi-annually not in advance. The Interest Rate for this Loan will be adjusted on the first day in each of the months of May, August, November and February following the date of disbursement until May 1, 2027 (the "Maturity Date").

If the date for adjusting the Interest Rate falls on a weekend or statutory holiday in Canada or the United States, then the SOFR Term Rate used to establish the Interest Rate will be the three-month SOFR Term Rate established on the next business day. You will not be advised of any interest rate change, but can obtain the rate applicable to your loan by contacting your Account Manager. At the discretion of FCC, this Loan may be renewed on the Maturity Date.

Information on the current three-month SOFR Term Rate is available on the CME Group Website located at www.cmegroup.com.

The terms of this Loan will be documented by this Agreement. You authorize FCC, upon disbursement, to use the applicable SOFR Term Rate to calculate and then insert the Interest Rate on the Agreement. FCC will forward a copy of the Agreement to you after the Interest Rate has been determined.

Prepayments

This Loan can be prepaid on the first business day of February, May, August and November. Prepayments received on any other date will be held without interest until the next prepayment date and will be subject to additional costs as detailed above.

Termination or Replacement of SOFR

i.
Replacing Future Benchmarks: Upon the occurrence of a Benchmark Transition Event, the

Benchmark Replacement will replace SOFR for all purposes hereunder and under any loan document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment to this Agreement or any other loan document, or further action or consent of the Borrowers.

ii.
Benchmark Replacement Conforming Changes: In connection with the implementation and administration of a Benchmark Replacement, FCC will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other loan document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

iii.
Notices; Standards for Decisions and Determinations: FCC will promptly notify the Borrowers of:

a.
the implementation of any Benchmark Replacement and

b.
the effectiveness of any Benchmark Replacement Conforming Changes.

Any determination, decision or election that may be made by FCC pursuant to this Schedule, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

iv.
Method of Notice: Any notice, request or other communication required pursuant to this Section entitled “Termination of Replacement of SOFR” shall be in accordance with the notice requirements contained within the Agreement.

v.
Unavailability of Tenor of Benchmark: At any time (including in connection with the implementation of a Benchmark Replacement),

a.
FCC may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and

b.
FCC may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

vi.
Definitions: For the purposes of this section entitled “Termination or Replacement of SOFR” the following terms shall mean as follows:

a.
“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable,

i.
if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or maybe used for determining the length of an Interest Period or
ii.
otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

b.
“Benchmark” means, initially, SOFR, provided that if a placement of the Benchmark has occurred, then Benchmark means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to Benchmark shall include, as applicable, the published component used in the calculation thereof.

c.
“Benchmark Replacement” means the sum of

i.
the alternate benchmark rate and

ii.
an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by FCC as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral credit facilities at such time;

d.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that FCC decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by FCC in a manner substantially consistent with market practice (or, if FCC decides that adoption of any portion of such market practice is not administratively feasible or if FCC determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as FCC decides is reasonably necessary in connection with the administration of this Agreement and the other loan documents).

e.
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that:

i.
such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark, or

ii.
all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
f.
“Relevant Government Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

g.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

h.
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR, which is published by CME Group Benchmark Administration Limited (or a successor administrator) on the website of CME Group Benchmark Administration Limited, currently at http://www.cmegroup.com (or any successor source identified by the administrator).

Convertibility

Any Loan that has an Open Variable Mortgage Rate term may be converted to any other available

Mortgage term upon payment of a Conversion Fee.

SCHEDULE E - STANDARD LOAN TERMS AND CONDITIONS

1.
INTERPRETATION AND DEFINITIONS

1.1
Definitions

Unless there is something in the subject matter or the context necessarily inconsistent therewith, the following expressions, if used in this Agreement, shall have the following meanings, namely:

“Acceleration Declaration” means a declaration by FCC pursuant to Section 5.1 of this Schedule;

“Accounts Receivable” means, with respect to any Person, collectively:

(a)
all book accounts, book debts, accounts, claims, judgments, demands and monies now due or owing or accruing due or which may hereafter become due or owing to such Person, arising from the sale, disposition or realization of the Inventory of such Person (including without limitation all proceeds of insurance arising with respect to the Inventory of such Person); and

(b)
all contracts, agreements, arrangements, documents, securities, installments, bills, policies, writings, books, records (electronic or otherwise) and papers evidencing, securing or otherwise relating to any of the book accounts, book debts, accounts, claims, judgments, demands or monies described in clause (a);

“Additional Secured Obligations” means, collectively, all present and future obligations and liabilities (whether for payment of money or performance of covenants), direct or indirect, absolute or contingent, which may from time to time be owing to FCC by the Obligants or any of them which are secured by any of the Existing Security, but which are not Secured Obligations;

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified;

“Applicable Law” means (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise); (b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person, in each case whether or not having the force of law;

“Appraisal” means, with respect to any real property, an appraisal of such real property by an appraiser satisfactory to FCC, together with, if such appraisal has not been prepared for FCC and is not addressed to FCC, a transmittal letter from the appraiser confirming that the appraisal is valid and can be relied upon by FCC;

“Arm’s Length Third Party” means any Person that would pursuant to the Income Tax Act (Canada), as amended from time to time, be considered to be dealing at arm’s length with the party in question;

“ASPE” means Accounting Standards for Private Enterprises, in effect from time to time;

“Blended Payment” means, with respect to any Loan, any scheduled payment thereof required by this Agreement and consisting of both payment of interest on and repayment of principal of the Loan;

“Board” means, with respect to any Quota, the marketing board or other agency responsible for issuing, supervising or approving the transfer of such Quota;

“Borrowers” means, subject to Sections 1.3(b) and 1.10 of this Schedule, the Person or Persons specified as the Borrowers on page 1 of this Agreement and “Borrower” means any one of them;

“Borrowers’ Counsel Opinion” means one or more opinion letters of legal counsel for the Obligants (who shall be acceptable to FCC, acting reasonably) as to such matters relating to the Obligants, the Mortgaged Property and the Loan Documents as may be reasonably required by FCC, any such opinion letter to be addressed to FCC and FCC Counsel;

“Business Day” means a day, excluding Saturday and Sunday, on which FCC’s corporate offices in Regina, Saskatchewan are open for business;

“Business Entity” means any Person which is not a natural person, and for greater certainty shall include any partnership, limited partnership, limited liability partnership, limited liability company and trust;

“Canadian Dollars” or “CAD” or “$” means the lawful currency of Canada; “Canadian Real Property” means those lands set out in Schedule G;

“Capital Stock” means, with respect to any Person, any and all present and future shares, partnership or other interests, participations or other equivalent rights in the Person’s capital, however designated and whether voting or non-voting and any securities entitling the holders to acquire any such shares, interests or rights, including preferred stock, common shares and warrants to purchase any of the foregoing;

“Capital Lease” means, with respect to any Person, all obligations of such Person, as lessee, under agreements for the lease or rental of real or personal property that, in accordance with US GAAP, are required to be capitalized;

“Certificate of Officer” means a certificate of the president, Chief Financial Officer or other senior officer of an Obligant;

“Change of Ownership” means, with respect to any Obligant, the acquisition by any Person or groups of Persons, beneficially or otherwise (whether by purchase, exchange, merger, construction or otherwise), directly or indirectly, in one transaction or in a series of related transactions, of Capital Stock or the right to exercise rights with respect to Capital Stock of such Obligant and, with respect to any Obligant which is a general partnership or limited partnership, any Person which is a general partner thereof on the date hereof ceasing to be a general partner thereof or any Person which is not a general partner thereof on the date hereof becoming a general partner thereof;

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:

(a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Law by any Governmental Authority, whether or not, in each case, having the force of law;

“Chief Financial Officer” means the person responsible for reporting to the board of directors of an Obligant (or, if the Obligant is a limited partnership, the board of directors of the general partner of the Obligant) on the financial condition and performance of such Obligant or any person designated as such;

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing, or otherwise providing any financial support in connection with, any indebtedness, liability or obligation of any second Person, or otherwise to assure or hold harmless any second Person against loss arising from any indebtedness, liability or obligation of a third

Person to such second Person;

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings;

“Control Agreement” means an agreement in form and content satisfactory to FCC with respect to any Security or Capital Stock in other securities;

“Conversion Fee” means a fee specified by FCC in its sole discretion to be paid to FCC concurrently with the conversion of any Loan in accordance with the provisions of this Agreement;

“Core Business” means agri-business including without limitation, businesses related to or ancillary to the agricultural and food processing industries and the current operations of the Obligants and their Wholly-Owned Subsidiaries;

“Corporate Obligant” means any Obligant which is a Business Entity;

“Counterparty Acknowledgement” means, with respect to any contractual rights of an Obligant constituting Mortgaged Property, an agreement between FCC, such Obligant and each counterparty to such contract, in form and content satisfactory to FCC;

“Current Assets” means those assets which are determined to be current assets in accordance with US GAAP;

“Current Portion of Long Term Debt” means those debts which are determined to be long term debts in accordance with US GAAP excluding any liabilities relating to or arising from any leases;

“Current Liabilities” means those liabilities which are determined to be current liabilities in accordance with US GAAP;

“Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both;

“Derivative Contract” means any interest rate swap, basis swap, forward rate transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction, future contract or other similar transaction or any option or derivative with respect to such a transaction, whether relating to interest rate, currencies, commodities or otherwise;

“Distributions” means all dividends or other distributions to shareholders, partners or other person (including for greater certainty all management fees), redemptions or repurchases of shares or units or repayment of any shareholders, partners or trustees loans or any other like payment to shareholders, partners or trustees, whether made in cash or by transfer of property;

“Environmental Activity” means any past, present or proposed future activity, event or circumstance in respect of a Hazardous Substance, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or ground water;

“Environmental Laws” means any and all applicable federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and authorizations from time to time relating to the environment, occupational health or safety, the conservation, management protection or use of wildlife, natural resources, surface water or groundwater or any Environmental Activity;

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections or other similar proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including, without limitation:

(a)
any claim by a Governmental Authority for enforcement, clean up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)
any claim by a Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Substances, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment;

“Environmental Report” means, with respect to any of the Mortgaged Real Property, an environmental site investigation report in respect of such Mortgaged Real Property, prepared by an environmental consultant satisfactory to FCC, which shall include, among other things:

(a)
a Phase I environmental assessment of such Mortgaged Real Property or, if required by FCC, a Phase I and Phase II environmental assessment of such Mortgaged Real Property and if further required by FCC, such additional testing or investigation as it determines; and

(b)
details of any remediation required to permit such Mortgaged Real Property to be used for the business carried on thereon or such other purposes as to which such Mortgaged Real Property are used,

together with, if the report has not been prepared for FCC and is not addressed to FCC, a transmittal letter, in form acceptable to FCC, from the consultant confirming that the report has a liability amount of satisfactory to FCC and is valid and can be relied upon by FCC;

“Event of Default” means any event specified as an Event of Default in Section 5.1 of this Schedule and any other event specified in this Agreement or any other Loan Document as being an Event of Default;

“Existing Security” means the security documents described in Parts A and B of Schedule A that are described as being in existence as at the date of this Agreement;

“FCC Counsel” means Lawson Lundell LLP or such other counsel as FCC shall choose from time to time, together with all local counsel employed by such counsel;

“FCC Counsel Opinion” means one or more opinion letters of FCC Counsel to FCC with respect to such matters as FCC shall require;

“Financial Covenant Event of Default” means the breach of failure of any Obligant to perform any Financial Covenant;

“Financial Covenants” means, collectively, the covenants, if any, contained in Section 10.3 of this Agreement relating to the maintenance of certain financial ratios and/or certain financial conditions;

“Financial Statements” means, with respect to any Obligant, the financial statements of such Obligant, including annual financial statements and interim financial statements, each consisting of a balance sheet, statement of earnings, statement of retained earnings and a statement of cash flow for such year, together with the notes thereto, all prepared in accordance with US GAAP;

“Fixed Rate” means any fixed rate of interest specified in this Agreement with respect to any Loan, including any adjustment thereof pursuant to Schedule B;

“Fixed Rate Loan” means any Loan on which interest is payable at a Fixed Rate;

“Governmental Approval” means any authorization, permit, approval, grant, licence, consent, right, privilege, registration, filing, order, commitment, judgment, direction, ordinance, decree or like instrument or affirmation issued or granted by any Governmental Authority;

“Governmental Authority” means the government of Canada or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supranational bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency;

“Guarantors” means, subject to Sections 1.3(b) and 1.10 of this Schedule, each Person who provides a guarantee of or Security for any of the Secured Obligations, including any Person so described in Section 2 of this Agreement;

“Governing Law Province” has the meaning given to that term in Section 7.10 of this Schedule E;

“Hazardous Substance” means, without limitation, any pollutant, dangerous good, substance or material, liquid waste, industrial waste, hauled liquid waste, toxic good, substance or material, hazardous waste, hazardous good, substance or material or contaminant, including any of the foregoing as defined in or regulated by any Environmental Law and any barrel, drum, container, tank or other receptacle containing or formerly containing any of the foregoing;

“Indebtedness” means, with respect to any Person, without duplication, the aggregate of the following amounts, calculated in accordance with US GAAP:

(a)
all Indebtedness for Borrowed Money of such Person, including Contingent Obligations and other obligations with respect to bankers’ acceptances, letters of credit and letters of guarantee;

(b)
all Purchase Money Obligations of such Person;

(c)
all obligations under synthetic leases or sale and leaseback transactions;
(d)
the aggregate amount at which any Capital Stock or other equity interests in such Person which are redeemable or retractable, whether mandatorily upon the occurrence of specified events or otherwise at the option of the holder thereof, may be retracted or redeemed; provided that FCC acknowledges and agrees to the existence of outstanding warrants to purchase 18,350,000 common shares in Village Farms International, Inc. which have an exercise price of USD 1.65; FCC understand that such warrants are exercisable beginning 6 months from issuance and will expire 5 years from the date of initial exercisability;

(e)
all indebtedness and obligations of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person, provided that the amount of such indebtedness and obligations, for the purposes of this definition, shall be the lesser of the fair market value of such asset at the date of determination and the amount of such indebtedness and obligations;

(f)
the Settlement Value of each Derivative Contract of such Person;

(g)
all liabilities upon which such Person customarily pays interest, not including trade payables incurred in the ordinary course of business; and

(h)
all Contingent Obligations of such Person;

and any other balance sheet debt, provided that shareholder or partnership loans that are postponed to FCC and deferred taxes shall not be treated as Debt;

“Indebtedness for Borrowed Money” means, with respect to any Person, at any time, all items outstanding which would, in accordance with US GAAP, be classified as a liability on a combined or consolidated balance sheet of such Person or in the notes thereto and which would be included in determining obligations in respect of borrowed money or in respect of any credit or credit facility extended to, or established in favour of, such Person and, to the extent not otherwise included pursuant to the preceding provisions of this definition shall include all Capital Leases and all Contingent Obligations of such Person with respect to borrowed money or credit or credit facilities any other Person to the extent such obligations are treated as a liability under US GAAP;

“Indemnitee” has the meaning assigned to such term in Section 6.2 in this Schedule; “Information” has the meaning assigned to such term in Section 7.16 of this Schedule;

“Initial Advance Expiry Date” means, with respect to any Loan, the date, if any, specified in this Agreement as being the “Initial Advance Expiry Date” for such Loan;

“Insurance” means the policies of insurance, if any, to be maintained by the Obligants pursuant to Schedule A and all such additional policies of insurance as FCC may require the Obligants to maintain from time to time;

“Interest Adjustment Date” means, with respect to any Loan, the date, if any, specified as the “Interest Adjustment Date” for such Loan in Section 2 of this Agreement;

“Inventory” means, with respect to any Person, collectively all inventory of whatever kind now or hereafter owned by such Person and all increases, substitutes, replacements, additions, and accessions thereto and products thereof, including without limitation, all goods, merchandise, raw materials, goods in process, finished goods, packaging and packing material and other tangible personal property now or hereafter held for sale, lease, rental or resale or that are to be furnished under a contract of rental or service or that are to be used or consumed in the business of such Person;

“Investment” means any acquisition, directly or indirectly, of any Capital Stock or other interest in any Person or any assets of any Person;

“Jeff Davis Lands” means those lands described as the Jeff Davis Lands set out in Schedule H; “Judgment Currency” has the meaning assigned to such term in Section 7.6 of this Schedule; “Lien” means, with respect to any Mortgaged Property, any:

(a)
mortgage, hypothec, lien, pledge, charge, security interest or other encumbrance (including any lease or judgment) upon or with respect to such Mortgaged Property;

(b)
interest or title of any vendor, lessor, consignor, lender or other secured party, under any consignment, conditional sale or other title retention agreement or lease or otherwise, in such Mortgaged Property;

(c)
liens for Taxes and any liens, trusts or deemed trusts in favour of any Governmental Authority of any kind whatsoever, including those relating to any Taxes and/or any amounts withheld from employees’ payrolls for remittance to a taxing authority;

(d)
interest in property comprising a right to purchase such property or a right of first refusal with respect to the sale of such property; or

(e)
interest in property which in substance secures payment or performance of an obligation of any Person;

“Loan” means each credit facility made available under this Agreement and “Loans” means all such credit facilities, as set out in Section 2 of this Agreement;

“Loan Documents” means this Agreement, all present and future Security, and all other present and future agreements, documents, certificates and instruments delivered by any Obligant to FCC pursuant to or in respect of any such documents or any Loan, in each case as the same may from time to time be supplemented, amended or restated;

“Material Adverse Change” means a material adverse change in:

(a)
the business, operations, prospects, properties, assets or condition, financial or otherwise, of any Obligant, taken as a whole;

(b)
the ability of any Obligant to perform any of its obligations under any of the Loan Documents or to the Operating Lender under the credit agreement and/or facility letters governing the operating loan of VFCLP to Village Farms Canada LP; or

(c)
the priority, effectiveness or enforceability of any of the Loan Documents; “Material Adverse Effect” means a material adverse effect on:
(a)
the business, operations, prospects, properties, assets or condition, financial or otherwise, of any Obligant, taken as a whole;

(b)
the ability of any Obligant to perform any of its obligations under any of the Loan Documents;

“Maximum Permissible Rate” means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee’s being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon;

“Mortgaged Property” means the property, whether real or personal, of the Obligants which is, or is expressed or intended to be, subject to the Liens of any of the Security;

“Mortgaged Real Property” means any Mortgaged Property which is real property or an interest in real property;

“New Security” means the security documents described in Parts C and D of Schedule A;

“Non-Disturbance Agreement” means, with respect to any Mortgaged Real Property which is leasehold property an agreement by the landlord of such real property in favour of FCC, in such form and content, and containing such provisions, as FCC shall require (such provisions may, in FCC’s discretion, include, without limitation, a non-disturbance agreement, consent to FCC’s Lien and waiver of any default arising therefrom, confirmation of good standing and absence of default, agreement to provide to FCC notice of and opportunity to cure defaults, agreement that FCC has no liability under lease except during the time that it is a mortgagee in possession, consent to assignment of lease by FCC as part of its enforcement of the Security and agreement to grant a replacement lease to FCC where the lease is cancelled due to bankruptcy, insolvency or some other condition which is not capable of cure by FCC);

“Obligant” means, subject to Sections 1.3 and 1.10 of this Schedule, each of the Borrower and the Guarantors and, for greater certainty, if any Obligant is a partnership or limited partnership, each of the general partners of such Obligant shall also be an Obligant;

“Operating Lender” means the lender that extends an operating loan or loans to one or more of the Borrowers against the security of such Borrower’s inventory and accounts receivable which as at the date of this Agreement will be Bank of Montreal;

“Operating Lender Security Interest” means the first priority Lien over the accounts receivable and inventory of any of the Borrowers and Guarantors and the second priority Lien over all other personal property of the Borrowers and the Guarantors, in favour of the Operating Lender (and for greater certainty, not any Liens over any of the Borrowers and Guarantors’ real property, including the Real Property);

“Original Currency” has the meaning assigned to such term in Section 7.6 of this Schedule E;

“Payment Date” means, with respect to any Loan, each date specified in this Agreement as a “Payment Date” for such Loan or a date upon which payment of principal of or interest on such Loan is to be made;

“Permit” means any Governmental Approval or other authorization, permit, approval, grant, licence, consent, right, privilege, registration, filing, order, commitment, judgment, direction or like instrument or affirmation issued or granted by any other Person required or desirable in connection with the ownership or charging by any Obligant of any of the Mortgaged Property, the operation of the business of any Obligant or its performance by any Obligant of any of its obligations under any of the Loan Documents;

“Permitted Disposition” means any sale, lease or other disposition by any Obligant or any Wholly-Owned Subsidiary of any Obligant of any of its business or property, in accordance with Applicable Law, where no Default or Event of Default has occurred and is continuing or would result from such disposition, by way of:

(a)
a disposition of Inventory in the ordinary course of business;

(b)
a disposition of real or personal property which is obsolete or no longer required for the business of the Obligant; or

(c)
a disposition to an Obligant;

in each case for disposition proceeds not less than fair market value and which proceeds are used, within 6 months to either acquire other assets for the Core Business of such Obligant or Subsidiary or are applied to permanent reduction of outstanding principal amounts of Secured Obligations or any other disposition consented to in writing by FCC or specifically authorized herein;

“Permitted Indebtedness” means the Secured Obligations, any other Indebtedness to FCC, any Permitted Operating Loan, any Permitted Purchase Money Obligation and any other Contingent Obligations and Indebtedness approved in writing by FCC from time to time, including for greater certainty an operating loan with the Operating Lender and any loans made to or received from Leli Holland B.V.

“Permitted Investment” means, with respect to any Obligant, an Investment in assets to be used in the Core Business of such Obligant or in the Capital Stock or other interest in a Person whose business is the same as the Core Business of such Obligant, in each case where, prior to the making of such Investment, the Obligant shall have provided to FCC such pro forma financial information as FCC may require that shows that, after such Investment, there will be no Default or Event of Default for the 4 fiscal quarters following such Investment;

“Permitted Liens” means, with respect to the Mortgaged Property of any Obligant:

(a)
Liens for Taxes, assessments or other governmental charges or obligations or Liens for carriers’, warehousemen’s, mechanics’, material-men’s, repairmen’s or other similar Liens arising in the ordinary course of business of such Obligant, in each case the payment of which is not at the time due or delinquent or which are being contested at the time by such Obligant in good faith by proper legal proceedings if:

(i)
to the extent that such Liens relate to assets which are material to the business of such Obligant, such Liens do not materially interfere with the use of such assets by such Obligant or involve any immediate danger of the sale, forfeiture or loss of such assets; and

(ii)
such Obligant has made adequate reserves with respect thereto in accordance with US GAAP;

(b)
undetermined or inchoate Liens incidental to current operations of such Obligant which have not at such time been filed pursuant to a law against such Obligant or which relate to obligations neither due nor delinquent;

(c)
Liens affecting Mortgaged Real Property, which are:

(i)
title defects, encroachments, or irregularities of a minor nature;

(ii)
restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons, and in each case to the extent that such encumbrances relate to real property that is material to the business of such Obligant, such Encumbrances do not materially interfere with the use of such real property of such Obligant; or

(iii)
leasehold or license interests which relate to real property that is not otherwise required in the conduct of the business of such Obligant;

(d)
reservations, limitations, provisos and conditions, if any, expressed in any original grants of real property from the Crown;

(e)
Liens resulting from the deposit of cash or obligations as security when such Obligant is required to make such deposit by any Governmental Authority, or by any licenses or tenders or similar obligations, in each case in the ordinary course of business and for the purpose of carrying on the same or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law, provided that such Lien does not materially interfere with the assets or business of such Obligant;

(f)
public or statutory obligations which are not due or delinquent, and security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the business of such Obligant;

(g)
Liens securing any Permitted Operating Loan, which are subject to the terms of such Permitted Operating Loan Priority Agreement, if any, as may be required by FCC;

(h)
Permitted Purchase Money Liens;

(i)
Liens in favour of FCC;

(j)
Liens relating to the construction of the RNG Facility and for greater certainty, which the Borrowers represent and warrant unrelated to the Mortgaged Property;

(k)
Liens otherwise expressly permitted under this Agreement or consented to in writing by FCC;

“Permitted Operating Loan” means, with respect to any Obligant, an operating line of credit made available to such Obligant by a chartered Canadian bank, on terms and conditions satisfactory to FCC, where such bank has, if required by FCC, entered into a Permitted Operating Loan Priority Agreement;

“Permitted Operating Loan Priority Agreement” means a Subordination Agreement between, inter alia, FCC and the bank providing the Permitted Operating Loan which provides, inter alia, that the security held by such bank shall have priority over the Security with respect to Inventory, Accounts Receivable and other Mortgaged Property, if any, specified by FCC and that such bank’s security shall be subordinate in priority to the Security with respect to all other Mortgaged Property;

“Permitted Purchase Money Obligations” means all Purchase Money Obligations whose incurrence does not breach any restrictions under this Agreement on capital expenditures, the ownership of property or the carrying on of any particular business;

“Permitted Purchase Money Lien” means a Lien securing any Permitted Purchase Money Obligation (or any refinancing thereof) where such Lien is restricted to the property which is the subject of such Permitted Purchase Money Obligation;

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity;

“Potential Prior-Ranking Claims” means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a Lien, pursuant to Applicable Law or otherwise, which ranks or is capable of ranking in priority to the Security or any of it or otherwise in priority to any claim for repayment of or any Lien securing payment or performance of any of the Secured;

“Presidio Leasehold Lands” means those lands described as the Presidio Leasehold Lands set out in Schedule H;

“Presidio Fee Lands” means those lands described as the Presidio Fee Lands set out in Schedule H;

“Pre-Authorized Payment Documents” means, with respect to any Loan, all such documents (including any provisions contained in this Agreement or any other agreement between FCC and the Borrower), including any voided cheque, as may be required by FCC to permit scheduled payments of principal or interest directly to FCC from an account maintained by the Borrowers at a financial institution;

“Purchase Money Obligations” means all indebtedness for the deferred purchase price of property or services, not including trade payables incurred in the ordinary course of business, including all indebtedness created, arising or secured under any conditional sale or other title retention agreement;

“Qualifying Accounting Firm” means any one of Pricewaterhouse Coopers, Deloitte Touche Tohmatsu Limited, KPMG LLP or Ernst & Young;

“Quota” means quota or other licences to hold, produce or sell livestock or agricultural products where the right to hold, produce or sell such products is subject to regulation by a marketing board or other agency, whether private or public;

“Quota Acknowledgement” means a notice and direction, executed by an Obligant who has created Security upon any Quota (whether by way of an assignment to FCC of or any other Lien in favour of FCC) advising the Board of, among other things, such Security, irrevocably directing the Board to provide FCC with written notice of any application to transfer any of the Quota, to obtain FCC’s prior written consent before authorizing or approving any further Lien on the Quota or any transfer thereof and to provide FCC with any and all surplus funds received by the Board from a transferee in the event the Board approves a transfer of any of the Quota and containing such other provisions as FCC may require, which notice and direction shall be acknowledged by the Board; “Related Parties” means the directors, officers, employees, agents and advisors of FCC;

“Real Property” means together the Canadian Real Property and the US Real Property;

“Release” includes releasing discharging, spraying, injecting, inoculating, abandoning, depositing, spilling, leaking, leaching, seeping, pouring, emitting, emptying, throwing, dumping, placing, migrating, disposing, abandonment and exhausting;

“Repayable FCC Loans” means the loans, if any, which are to be repaid from the proceeds of one or more Loans, as described in Section 2;

“Representations and Warranties” means all representations and warranties made or deemed to be made from time to time by or on behalf of any Obligant pursuant this Schedule, this Agreement or any Loan Document;

“Restricted Payment” means any payment or declaration of payment by any Person:

(a)
of any dividends or other distributions on any of its Capital Stock or other equity interests;

(b)
on account of, or for the purpose of setting apart any property for a sinking or analogous fund or defeasance fund for, the purchase, redemption, retirement or other acquisition of any of its Capital Stock or other equity interests or any warrants, options or rights to acquire any such Capital Stock or other equity interests, or the making by such Person of any other distribution in respect of any of its Capital Stock or other equity interests; or

(c)
of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any Indebtedness of such Person ranking in right of payment subordinate to any of the Secured Obligations;

(d)
on account of any Indebtedness to shareholders, directors, partners or (if a trust) beneficiaries of such Person;

(e)
by way of loan to any shareholder, director, partner or (if a trust) beneficiary of such Person or any other Person;

(f)
by way of any other capital withdrawal;

(g)
by way of salaries or bonus payments to any Persons including shareholders, directors, partners or (if a trust) beneficiaries of such Person; provided that Restricted Payments shall exclude salaries, bonuses or other payments made to directors in the ordinary course of the applicable Person’s business;

other than Restricted Payments under (a), (d), (f) or (g), where the aggregate of all such Restricted Payments, in any fiscal year, does not exceed the amount of net income for such fiscal year, after repayment of the current portion of long term Indebtedness (including for greater certainty the principal portion of Capital Lease payments) and so long as, in any event no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

“RNG Facility” means the production facility owned and operated by Terreva Renewables located on the Borrowers’ property in Delta, B.C.;

“Sales Tax” means any goods and services tax, harmonized sales tax, value added tax, social services tax, sales tax or other similar Tax;

“Secured Obligations” means, collectively, all present and future obligations and liabilities

(whether for payment of money or performance of covenants), direct or indirect, absolute or contingent, which may from time to time be owing to FCC by the Obligants or any of them arising from or relating to:

(a)
the Loans, including all obligations and liabilities under any document or agreement evidencing or securing the Loans (including this Agreement, the Security and the other Loan Documents); or

(b)
any other loan or credit facility hereafter made available by FCC to the Borrowers, to the extent that it is agreed in a document or agreement evidencing such loan or credit facility that such obligations and liabilities will be secured, in whole or in part, by any of the Security;

“Security” means all security documents now or hereafter held by FCC for payment or performance of the Secured Obligations or any part thereof (including the Existing Security and the New Security) or otherwise required pursuant to this Agreement;

“Settlement Value” means the amount, if any, that would be required to be paid by a Person to the other party to a Derivative Contract as a result of such Person being “out of the money” on a mark to market valuation of the Derivative Contract;

“Subordination Agreement” means a priority, subordination and standstill agreement made between FCC and a counterparty holding or proposing to acquire security by way of any Lien over any of the Mortgaged Property, in form and content satisfactory to FCC;

“Subsidiary” means, with respect to any Obligants, any Business Entity in which Capital Stock carrying more than 50% of the voting rights of all Capital Stock of such Business Entity are beneficially owned, directly or indirectly, by one or more Obligants;

“Tangible Net Worth” mean

(i)
paid up capital, retained earnings and any indebtedness owed by the Borrowers to any of its shareholders or limited partners which has been assigned and postponed to FCC in a manner acceptable to FCC and its solicitors; and
(ii)
excludes the value of goodwill and any intangible assets; and

“intangible assets” shall include, without limitation, any prepaid expenses, deferred charges, investments or advances to or other indebtedness owed by:

(i)
any Affiliates of the Borrowers;
(ii)
any shareholders or limited partners (if applicable) of the Borrowers; or
(iii)
any Affiliates of any shareholders of the Borrowers;

“Tax” includes all present and future taxes, rates, levies or assessments (ordinary or extraordinary), imposts, remittances, stamp taxes, royalties, duties, fees, dues, deductions, withholdings (whether payroll or otherwise), Sales Taxes or charges, added value charges, charges or taxes on capital or reserves, levied, assessed or imposed by any government or Governmental Authority, and any restrictions or conditions resulting in a tax and all penalty, interest and other payments on or in respect thereof;

“Unfinanced Capital Expenditures” means, with respect to any Person, the sum of all capital expenditures made by such Person during the applicable period, less the sum of the value of any trade-ins of capital property made in connection with such expenditures and the aggregate amount of such capital expenditures financed by long-term Indebtedness;

“US GAAP” means generally accepted accounting principles in the United States in effect and applicable to the accounting period in respect of which reference to US GAAP is made;

“US Real Property” means those lands set out in Schedule H;

“US Real Property Deeds of Trust” means the 4 deeds of trust being granted by Village Farms,

L.P. to FCC charging the US Real Property, as set out in Schedule A;

“Ward County Lands” means those lands described as the Ward County Lands set out in Schedule H;”

“Variable Mortgage Rate” means the floating rate of interest determined by FCC from time to time as the interest rate to be applicable to floating rate loans secured by a mortgage of real property made by FCC and characterized as FCC’s “Variable Mortgage Rate” (which rate, for greater certainty, is calculated semi-annually, not in advance) and as to which a certificate of an officer of FCC shall be conclusive evidence;

“Variable Personal Property Rate” means the floating rate of interest determined by FCC from time to time as the interest rate to be applicable to floating rate loans secured by a Lien on personal property made by FCC and characterized as FCC’s “Variable Personal Property Rate” (which rate, in respect of any Loan, for greater certainty, is calculated on the basis of a period corresponding to the interest payment frequency of such Loan – e.g. if such loan is payable quarterly, such rate is calculated quarterly – not in advance) and as to which a certificate of an officer of FCC shall be conclusive evidence;

“Wholly-Owned Subsidiary” means, with respect to the Obligants, a Subsidiary in which Capital Stock carrying 100% of the voting rights of all Capital Stock of such Subsidiary are beneficially owned, directly or indirectly, by one or more Obligants.

1.2
References

Any reference made in this Agreement to:

(a)
“this Agreement” means this agreement, including the Schedules, as it and they may from time to time be supplemented or amended and in effect; and

(b)
“this Agreement”, “herein”, “hereof”, “hereby”, “hereto”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Schedule or other provision hereof, and include any and every amendment restatement, replacement, variation, supplement or novation hereof.

1.3
Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any Loan Document (including any agreement contained or referred to in a Schedule) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s heirs, successors and permitted assigns, (c) unless otherwise expressly stated, all references in this Agreement to Schedules shall be construed to refer to Schedules to this Agreement, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (e) the provisions of each Schedule shall constitute provisions of this Agreement as though repeated at length herein and (f) the words “assets” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any reference to a corporate or partnership entity includes and is also a reference to any corporate or partnership entity which is a successor thereto. The phrase “so long as this Agreement remains in effect” includes circumstances where any Event of Default has occurred and is continuing and any circumstances where no amounts are owing to FCC hereunder but FCC remains obligated to advance any unadvanced portion of a Loan. The computation of any time period referred to in any Loan Document, unless otherwise specifically provided, shall exclude the day of the occurrence of the event to which the period relates and shall include the last day of such period.

1.4
Accounting Terms

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with US GAAP. All accounting terms specifically defined in this Agreement shall be interpreted in accordance with US GAAP to the extent that such interpretation is not inconsistent with such definition.

1.5
Business Days

Except as otherwise specifically provided herein, where this Agreement requires a payment to be made or a thing to be done on a day and such day is not a Business Day, then this Agreement shall be deemed to provide that such payment shall be made or such thing shall be done on the next Business Day provided that, if such next Business Day would be in a different month, then such payment shall be made or such thing shall be done on the next previous Business Day).

1.6
Loan Documents

The Loan Documents will be binding upon and will enure to the benefit of the parties thereto and their respective heirs, successors and permitted assigns.

1.7
Amendments

No Loan Document may be amended orally and any amendment may only be made by way of an instrument in writing signed by the parties to such Loan Document. The Obligants agree to make such amendments to the Loan Documents as may be reasonably requested by FCC to facilitate the granting by FCC of participation in or assignments of its interest in the Loan Documents, in whole or in part, provided that no such amendment shall have the effect of increasing any costs payable by the Obligants under the Loan Documents or increasing the obligations of the Obligant thereunder.

1.8
No Waiver or Consent

Neither any waiver by a party to any Loan Document of any provision, or the breach of any provision, of such Loan Document nor any consent by a party to any Loan Document given pursuant to the provisions of such Loan Document will be effective unless it is contained in a written instrument duly executed by such party. Such written waiver or consent, as the case may be, will affect only the matters specifically identified in the instrument granting the waiver or consent, as the case may be, and will not extend to any other matter, provision or breach.

1.9
Inconsistency

To the extent that there is any inconsistency or ambiguity between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement will govern to the extent necessary to eliminate such inconsistency or ambiguity. To the extent that there is any inconsistency or ambiguity between the provisions of the body of this Agreement and any Schedule, the provisions of the Schedule will govern to the extent necessary to eliminate such inconsistency or ambiguity.

1.10
Multiple Obligants

If more than one Person is the Borrower, each reference to the “Borrower” in any Loan Document shall be deemed to be a reference to, and the representations, warranties, covenants and obligations of the “Borrower” shall be deemed to be the joint and several representations, warranties, covenants and obligations of, all such Persons If a Person who is a Borrower is a general partnership or limited partnership, each reference in any Loan Document to the “Borrower” shall be deemed to be a reference to, and the representations, warranties, covenants and obligations of such Borrower shall be deemed to be the joint and several representations, warranties, covenants and obligations of, such Person and each of its general partners. If a Person who is an Obligant is a general partnership or limited partnership, any reference in any Loan Document to such Obligant shall be deemed to be a reference to, and the representations, warranties, covenants and obligations of such Obligant shall be deemed to be the joint and several representations, warranties, covenants and obligations of each of such Person and each of its general partners.

1.11
Interest Act (Canada)

For the purposes of the Interest Act (Canada) where any rate of interest hereunder is calculated on the basis of a 360 day year, the annual rate to which such rate of interest is equivalent is such rate of interest, multiplied by the number of days in the annual period (being 365 or 366, as the case may be) and divided by 360.

1.12
Relationship of Parties

The provisions of the Loan Documents shall not create or be deemed to create any partnership, joint venture or other relationship between FCC and any Obligant, other than the relationship of lender, in the case of FCC, and borrower or guarantor, in the case of the Obligants.

1.13
Evidence of Secured Obligations

The records of FCC shall, absent manifest error, constitute conclusive evidence of the amount of the Secured Obligations from time to time.

1.14
Determinations by Obligant

Where any Loan Document requires an Obligant to make a determination or assessment of any event or circumstance or other matter to its knowledge or to the best of its knowledge, the Obligant shall make all inquiries and investigations as may be necessary or reasonable in the circumstances before making any such determination or assessment.

1.15
Certificates and Opinions

Where the delivery of a certificate or opinion is a condition precedent to the taking of any action by FCC under any Loan Document, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of any Obligant to have such action taken and each statement of fact contained therein shall be deemed to be a representation and warrant by the Borrowers of the truth of such statement of fact for the purposes of this Agreement.

1.16
Accounting Practices

In the event of any change to US GAAP or in any change in elections made by any Obligant under US GAAP which, in any material respect, changes, results in a change in the method of calculation of or has an impact on any financial covenant, financial ratio or other term or provision of any Loan Document, as determined by FCC acting reasonably, the Borrowers will, at the request of FCC, negotiate in good faith to revise (if applicable) such covenant, ratio, term or provision and the Obligants shall execute and deliver all such documents and do all such things as may be necessary to give effect to any revision agreed to by the Borrowers and FCC. If the

Borrowers and FCC are unable to agree upon revision, the Obligants shall continue to provide Financial Statements, certificates and other information required under the Loan Documents in accordance with US GAAP as it existed on the date of this Agreement and any such covenant, ratio, term or provision shall continue to be interpreted in accordance with US GAAP as it existed on the date of this Agreement.

2.
CONDITIONS PRECEDENT

2.1
Conditions Precedent to Initial Advance

The obligation of FCC to make the initial advance under any Loan is conditional upon satisfaction, or waiver by FCC, of the following conditions as of the date of such advance:

(a)
FCC shall have received all of the documents specified in Section 2.2 of this Schedule;

(b)
FCC shall have reviewed and been satisfied with and, where required by FCC, FCC Counsel shall have reviewed and approved:

(i)
copies of all policies of Insurance then required to be maintained hereunder (including satisfaction as to the amounts, terms and coverage provided thereby including business interruption, fire, theft, course of construction and third party liability coverages); and

(ii)
all such other or supporting documents and information as FCC shall reasonably require;

(c)
all other conditions precedent to such initial advance contained in this Agreement shall have been satisfied or waived by FCC;

(d)
FCC shall be satisfied that no Material Adverse Change, or any event of circumstance which could reasonably be expected to have a Material Adverse Change, shall have occurred and be continuing and shall have received a Certificate of Officer from the Borrower to that effect; and

(e)
where this Agreement specifies an Initial Advance Expiry Date, the date of such initial Advance occurs on or before such Initial Advance Expiry Date.

2.2
Delivery of Documents

It shall be a condition precedent to the initial Advance under any Loan that FCC shall have received the following in form and content satisfactory to FCC:

(a)
this Agreement, all Security (except the Security, if any, which Schedule A specifies may be delivered after the initial advance) and all other required Loan Documents, executed by all parties thereto;

(b)
certified copies of the constating documents of each Corporate Obligant (in the case of any Obligant which is a partnership, being the partnership agreement, as amended);
(c)
a certificate of good standing issued by the jurisdiction of incorporation or formation of each Corporate Obligant and of each other jurisdiction in which it required to be registered to carry on business or to own property;

(d)
a Certificate of Officer of each Corporate Obligant certifying as to incumbency and other corporate matters, the solvency of such Corporate Obligant, the state of any claims against such Corporate Obligant, the granting of certain security as being in the best interests of such Corporate Obligant and other matters as may be required by FCC and FCC Counsel;

(e)
a Certificate of Officer of each Borrower, certifying such matters as FCC shall require;

(f)
certified copies of all appropriate proceedings of each Corporate Obligant authorizing the execution and delivery of the Loan Documents to which it is a party and performance thereunder;

(g)
the Borrowers’ Counsel Opinion;

(h)
the FCC Counsel Opinion;

(i)
copies of all policies of Insurance then required to be maintained hereunder (including satisfaction as to the amounts, terms and coverage provided thereby including business interruption, fire, theft, course of construction and third party liability coverages);

(j)
a direction to pay with respect to the proceeds of the advance;

(k)
discharges and releases of all Liens on all of the Mortgaged Property which are not Permitted Liens or, where payment of the amounts secured by such Liens are to be paid from the initial Advance, evidence that such Liens will be discharged and released from the proceeds of the initial Advance;

(l)
copies of all Permits, consents, waivers or approvals of any Person which may be required to permit the Obligants to execute and deliver any of the Loan Documents or to perform their obligations thereunder or to ensure the enforceability or priority of any Lien of the Loan Documents, executed by all parties thereto; and

(m)
all such other or supporting information, certificates, documents, consents or opinions as FCC shall reasonably require.

2.3
Conditions Precedent to All Advances

It shall be a further condition precedent to the initial and each and every subsequent Advance under each Loan that:

(a)
no Event of Default or Default shall have occurred and be continuing;

(b)
no injunction or order of any Governmental Authority of competent jurisdiction shall be in effect prohibiting the transactions between the parties contemplated by the Loan Documents and no actions or proceedings shall have been instituted by any Person and remain pending before any Governmental Authority to restrain or prohibit the transactions contemplated by the Loan Documents;

(c)
the Representations and Warranties shall be true and correct in all material respects on the date of such Advance;
(d)
FCC shall have received evidence satisfactory to it that all fees and other amounts (including all billed fees and disbursements of FCC Counsel and other advisers) payable by the Borrowers hereunder have been paid or will be paid from the proceeds of the Advance;

(e)
any other condition precedent to such Advance specified in this Agreement shall have been satisfied;

(f)
the Borrowers shall have delivered to FCC any direction to pay required by FCC in respect of such Advance;

(g)
FCC shall have received evidence satisfactory to it that all conditions precedent to the initial advance remain satisfied or waived by FCC; and

(h)
all additional Security then required by Schedule A shall have been executed and delivered by the parties thereto and the provisions of Section 2.1(b) of this Schedule shall have been satisfied with respect thereto as if such additional Security were required for the initial advance.

2.4
Waiver

The conditions set forth in this Section 2 are for the sole benefit of FCC. FCC may, at its discretion, waive or agree to delay the performance of any such condition, in whole or in part (with or without terms or conditions) and any such waiver or agreement shall be without prejudice to the right of FCC, at any time to assert such waived conditions in respect of any subsequent advance.

3.
REPRESENTATIONS AND WARRANTIES

3.1
Obligants’ Representations and Warranties

Each Obligant (with respect to itself and to the extent that each representation and warranty below purports to relate to it) represents and warrants to FCC (and acknowledges that FCC is relying upon such representations and warranties) that:

(a)
Status of Corporate Obligants: each of the Corporate Obligants:

(i)
if a corporation, is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is up-to-date in all filings required to maintain such existence under the Applicable Law of such jurisdiction;

(ii)
if a general partnership or limited partnership, is a general partnership or limited partnership, as the case may be, duly formed and validly existing under the laws of the jurisdiction of its formation, and is up-to-date in all filings required to maintain such existence under the Applicable Law of such jurisdiction; and

(iii)
if a trust, is a trust duly organized and validly existing under the laws of the jurisdiction of its organization, and is up-to-date in all filings required to maintain such existence under the Applicable Law of such jurisdiction

(b)
Registrations: each of the Obligants has obtained all licences and effected all registrations necessary or appropriate to the carrying on of its business and the ownership of its assets in British Columbia and in all other jurisdictions in which it carries on business or owns assets;
(c)
Power / Business: each Corporate Obligant has all requisite power and capacity to carry on its business as now conducted and as now proposed to be conducted, to own its assets, to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder;

(d)
Valid Authorization: each of the Loan Documents to which an Obligant is a party has been (or will be as of the date on which it is required to be executed and delivered) duly and validly authorized, in the case of each Corporate Obligant, and executed and delivered, in the case of each Obligant;

(e)
Validity and Enforceability: each of the Loan Documents constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of the each Obligant which is a party thereto, enforceable against such Obligant in accordance with its terms subject to:

(i)
bankruptcy, insolvency and other laws affecting the rights of creditors generally; and

(ii)
the discretionary nature of equitable remedies;

(f)
Conflict with Other Agreements or Applicable Laws: neither the execution and delivery of the Loan Documents or any other document contemplated therein by any Obligant, nor performance in accordance therewith, constitutes or will constitute a breach of or default under, or results or will result in the creation of any Lien (other than in favour of FCC pursuant to the Security or the Operating Lender Security Interest) under:

(i)
any Applicable Law;

(ii)
the constating documents of such Obligant, if a Corporate Obligant; or

(iii)
any agreement or instrument to which such Obligant is a party or by which any of its property is bound,

except where the failure to do so would not have a Material Adverse Effect;

(g)
Consents and Approvals: each Obligant has (or will have on the date of the first Advance and at all times thereafter) obtained all necessary Permits and other consents, approvals, authorizations and waivers by third parties as may be required to permit it to execute and deliver the Loan Documents to which it is a party and all documents contemplated thereunder to which it is or will become a party and to perform all its obligations and liabilities thereunder in accordance therewith;

(h)
Compliance with Applicable Law: each Obligant is in compliance with all terms of its constating documents and Applicable Law applicable to it, except for non-compliance which has not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(i)
Good Title: each Obligant has good and marketable legal and beneficial title to its Mortgaged Property (other than leasehold property), free and clear of all Liens or demands whatsoever, other than Permitted Liens, and, except as provided in Permitted Liens with respect to property and assets subject to such Permitted Liens, no Person has any agreement or right to acquire any of such property or assets;

(j)
Leasehold Property: each Obligant has good legal and beneficial leasehold title, free and clear of all Liens or demands whatsoever, except for Permitted Liens, to all of its leased properties forming part of the Mortgaged Property and has not made any default in the performance of any of the terms or provisions of any of its leases or documents which would entitle any of the lessors thereunder or other parties thereto to terminate any of the leases or documents or which would render it liable for damages;

(k)
Business Licences: each Obligant has (and is in material compliance with all of the terms, conditions and requirements to be complied with under) all leases, licences, Permits and consents as are required for the due carrying on of its business comprising the Mortgaged Property in the manner in which it is carried on and to fulfil its obligations under the Loan Documents to which it is a party and all such leases, licences, Permits and consents are in good standing and in full force and effect and no proceedings relating thereto are pending or known to be threatened, other than proceedings which, individually and in aggregate, could not reasonably be expected to cause or give rise to a Material Adverse Change;

(l)
Litigation: except as disclosed in writing to FCC, there are:

(i)
no actions or proceedings pending (including appeals or applications for review), or to the knowledge of the Obligant threatened, before any court, arbitrator,

administrative agency, referee or Governmental Authority against any Obligant in respect of any of its respective property, other than actions or proceedings which, if determined against such Obligant, would not, individually or in aggregate, reasonably be expected to give rise to a Material Adverse Change; and

(ii)
no pending or threatened labour controversies, other than labour controversies, which, if settled or determined against any Obligant, would, individually or in aggregate, reasonably be expected to give rise to a Material Adverse Change;

(m)
No Defaults: no Default or Event of Default has occurred and is continuing or would arise by virtue of any Advance currently requested by the Borrowers;

(n)
No Misstatement of Material Facts: neither the Financial Statements nor any other statement, report or information furnished to FCC by or on behalf of any Obligant, whether pursuant to this Agreement or any other Loan Document or in connection with the negotiation contemplated hereby, taken as a whole, contain, as at the time such statements or reports were furnished, any untrue statement of a material fact or any omission of a material fact necessary to make the statements contained therein not materially misleading, and all such statements and reports, taken as a whole, together with this Agreement do not contain any untrue statement of material fact or omit a material fact necessary to make the statements contained therein not materially misleading. There is no fact which the Obligants have not disclosed to FCC in writing which has a Material Adverse Effect on any Obligant or any Wholly-Owned Subsidiary of any Obligant;

(o)
Financial Statements: all Financial Statements of the Obligants delivered to FCC (including any financial statements of any Obligant delivered to FCC prior to the execution and delivery of the Agreement) fairly reflect the financial condition of the relevant Obligants as at the respective dates thereof;

(p)
Filing of Returns and Payment of Tax: each Obligant has filed on a timely basis with the appropriate Governmental Authorities all Tax and other returns and reports that were required to be filed and has or will have made timely payments of all Taxes due and payable in respect of such returns and reports save and except for Taxes for which such Obligant, has made appropriate reserves for payment and is contesting or causing to be contested, diligently and in good faith, the existence, amount or validity of any such Taxes by appropriate proceedings which will prevent the enforcement thereof against such Obligant, or against any Mortgaged Property and prevent the sale, forfeiture or loss of any Mortgaged Property and there are no actions, suits, proceedings, investigations or claims now threatened or pending against any Obligant which, if not resolved in favour of such Obligant, would result in a material liability of such Obligant in respect of Taxes or any matters under discussion with any Governmental Authority relating to Taxes asserted by any such Governmental Authority which, if not resolved in favour of such Obligant, would result in a material liability of such Obligant;

(q)
Statutory Liens: each Obligant has remitted on a timely basis all amounts required to have been withheld and remitted to Governmental Authorities which if not remitted when due could result in the creation of a Lien, other than a Permitted Lien, against any of the Mortgaged Property, including withholdings from employee wages and salaries relating to income tax, employment insurance and Canada Pension Plan contributions and any Sales Tax;

(r)
Environmental Compliance: the Obligants and their respective businesses relating to any Mortgaged Property (including all property leased by the Obligants), comply in all material respects with all Environmental Laws, each of the Obligants holds all material Permits required in connection with such businesses and Mortgaged Property pursuant to Environmental Law and, each Obligant has maintained all environmental and operating documents and records relating to the Mortgaged Property owned by it required by, and in compliance with, all applicable Environmental Laws. To the knowledge of the Borrowers there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Obligant including, without limitation, the Real Property, that, singly or in the aggregate, have or may reasonably be expected to have, a Material Adverse Effect.

(s)
No Release: except as disclosed in writing to FCC:

(i)
each Obligant, having made diligent inquiry with respect thereto, has no knowledge of the occurrence of any Release, other than in compliance in all material respects with Environmental Laws, into or upon the air, soil, surface water, groundwater, buildings, sewer or septic systems or water treatment, storage or disposal systems of any Hazardous Substance at or from any Mortgaged Property owned by it prior to the acquisition of such Mortgaged Property by such Obligant and no such Release has occurred after the acquisition of the such Mortgaged Property by such Obligant that, singly or in the aggregate, have, or may reasonably be excepted to have, a Material Adverse Effect;

(ii)
no Obligant has used any Mortgaged Property, or permitted any Mortgaged Property to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose, transfer, produce or process Hazardous Substances except in compliance in all material respects with all Environmental laws;

(iii)
to the knowledge of each Obligant, having made diligent inquiry with respect thereto, none of the Mortgaged Property owned by such Obligant has been used for, and has not been designated as, a waste disposal site;

(iv)
no Obligant or any of their Wholly-Owned Subsidiaries has received any written notice under any Environmental Law or from any Person alleging or claiming a breach or potential breach of Environmental Laws with respect to any Mortgaged Property and has no knowledge of any facts which would give rise to any such allegation or claim;
(v)
to the knowledge of each Obligant, having made diligent inquiry with respect thereto, there are no conditions relating to or affecting any of the Mortgaged Property owned by such Obligant that directly or indirectly relate to environmental matters or the conditions of the soil, air, surface water or groundwater, other than conditions which, individually and in aggregate, are not reasonably likely to give rise to a Material Adverse Change with respect to such Obligant; and

(vi)
each Obligant has provided to FCC copies of all material analysis, monitoring data and reports pertaining to any environmental assessments audits, inspections, investigations or tests relating the Mortgaged Property owned by it which are known to such Obligant, having made diligent inquiry with respect thereto;

(t)
Insurance: each Obligant has obtained all Insurance, has delivered particulars of all such Insurance policies to FCC and is in compliance in all material respects with all provisions of such policies;

(u)
Pension Plans: all pension and benefit plans maintained by any Obligant are in good standing and no steps have been taken to terminate any such plan. All premiums contributions and other amounts required to be paid or accrued with respect to any such plan under its terms, Applicable Law or any agreement have be paid or accrued as required;

(v)
Security: each of the Security constitutes a valid and perfected first priority (subject only to Permitted Liens) Lien on its respective Mortgaged Property;

(w)
Places of Business: except as disclosed in writing to FCC prior to the date hereof, the chief place of business, the chief executive office, the head office and the registered office of each Obligant is situate in the location specified in the address of the Borrowers on the first page of this Agreement;

(x)
Wholly-Owned Subsidiaries: as at the date hereof, no Obligant has any active Wholly- Owned Subsidiary other than those which are Obligants nor has any Obligant entered into any agreement to acquire, directly or indirectly, Capital Stock of any Person where such acquisition would result in such Person becoming a Wholly-Owned Subsidiary of an Obligant (with the exception of Balance Health Botanicals, LLC, Village Fields Hemp USA LLC, Pure Sunfarms Corp., Rose Lifescience Inc., Leli Holland B.V. and Altum International Pty Ltd.);

(y)
Employee Claims: there are no claims against any Obligant, brought by such Obligant’s employees, arising from salary or benefits, which would rank pari passu with, or prior to, the charges created pursuant to the Security; and

(z)
Organizational Chart: Schedule I is an accurate and complete organizational chart with respect to the Borrowers and the other Obligants, its issued and outstanding shares or units and the beneficial ownership thereof.

4.
COVENANTS

4.1
Obligant Covenants

Each Obligant covenants with and in favour of FCC to:

(a)
Punctual Payment: duly and punctually pay or cause to be paid all the Secured Obligations on the dates and at the places and in the manner set forth in the Loan Documents;

(b)
Perform Covenants: observe and perform all of the covenants, agreements, terms and conditions to be observed and performed by such Obligant in:

(i)
the Loan Documents to which such Obligant is a party;

(ii)
any agreement to which such Obligant is a party which is, or relates to property which is, charged by the Lien of any of the Security; and

(iii)
any other agreement to which such Obligant is a party where any failure by the Obligant to so observe and perform has or could reasonably be expected to have a Material Adverse Change;

and shall forthwith upon receipt provide to FCC copies of any written communications delivered to it by any Person alleging any default under or threatening the exercise of any remedy with respect to any agreement described in clauses (ii) or (iii);

(c)
Further Assurances: forthwith upon request of FCC, execute and deliver all such deeds and other documents and do all such things which are necessary or desirable to make valid and enforceable the Loan Documents to which it is or becomes a party, including all such actions as may be required by FCC to comply with all applicable land title or personal property security legislation to ensure the validity or enforceability of any Security, to establish or protect the priority of any Security or to ensure that such Security secures payment and performance of all Secured Obligations required to be secured thereby;

(d)
Notices: provide to FCC, forthwith upon becoming aware of same, notice of the occurrence of:

(i)
any Default or Event of Default together with particulars of all action being taken to remedy same;

(ii)
receipt of any notice of expropriation with respect to any of the Mortgaged Property;

(iii)
any breach of any Applicable Law (including without limitation applicable Environmental) by such Obligant or any other Person which might reasonably be expected to cause a Material Adverse Change;

(iv)
the commencement (or any written threat to commence) any claim, proceeding or litigation against an Obligant or in respect of any of the Mortgaged Property which might reasonably be expected to cause a Material Adverse Change, whether or not any such claim, proceeding or litigation is covered by insurance;

(v)
such Obligant having knowledge of any of the Mortgaged Property becoming subject to any Lien, other than a Permitted Lien; and

(vi)
any Material Adverse Change;

(e)
Notices of Actions or Litigation: forthwith upon becoming aware of same, notify, and cause each other Obligant to notify, FCC of the particulars of any action or proceeding pending or threatened before any Governmental Authority against any Obligant or any Mortgaged Property (including, whether or not before a Governmental Authority, the receipt of any notice that a violation of any Environmental Law has or may have been committed or is about to be committed in respect of any Mortgaged Property, any notice that a complaint, proceeding or order has been or is about to be filed alleging a violation of any Environmental Law with respect to any Mortgaged Property or any notice requiring any Obligant to take any action in connection with a Release of a Hazardous Substance on or from any Mortgaged Property or alleging that any Obligant may be liable for responsible for costs associated with a response to or to clean up a Release of a Hazardous Substance on or from any Mortgaged Property) which, if determined adversely, would reasonably be expected to result in a Material Adverse Change, together with particulars of the actions proposed to be taken with respect to same, and from time to time and at any time upon request by FCC provide to FCC updated particulars with respect to such action, proceeding or controversy and the steps taken with respect to same;

(f)
Conduct of Business: carry on and conduct (and cause each of its Subsidiaries to carry on and conduct) its business in a proper and efficient manner, without any material adverse changes thereto, in compliance with all Applicable Law (including without limitation all applicable Environmental Law), keep (and cause each of its Subsidiaries to keep) proper books of account, make or cause to be made (and cause each of its Subsidiaries to make or cause to be made) therein true and faithful entries of all of the dealings and transactions, all in accordance with US GAAP and ensure (and cause each of its Subsidiaries to ensure) that all Financial Statements furnished to FCC fairly present the financial condition and the results of the operations of the relevant Obligant or Subsidiary in respect of the time period specified therein and that all other financial information, certificates, schedules, reports and other papers and data furnished to FCC will be accurate and complete in all material respects;

(g)
Payment of Taxes: pay or cause to be paid when due all Taxes imposed upon it, pay, cause to be paid or make provision for payment when due of all Potential Prior-Ranking Claims and provide to FCC, forthwith on its request, evidence of any such payment or provision;

(h)
Existence: maintain, and to cause each Corporate Obligant to maintain, its corporate (or other) existence and all licences and registrations as referred to in Sections 3.1(a) and 3.1(b) of this Schedule;

(i)
Maintain Property: maintain, preserve, protect and keep its Mortgaged Property in reasonable repair, working order and condition, make all necessary and proper repairs, renewals and replacements to its Mortgaged Property to permit its business comprising the Mortgaged Property to be properly conducted at all times and to maintain its title to or other interest in its Mortgaged Property (save for Permitted Dispositions);

(j)
Maintain Existence and Licences: maintain:

(i)
all licences, leases, consents, rights and Permits which are necessary or desirable to carry on its business comprising the Mortgaged Property and to obtain such renewals thereof and obtain such additional licences, leases, consents, rights and Permits as may be necessary or desirable to the carrying on of its business comprising the Mortgaged Property;

(ii)
If a Corporate Obligant, maintain its existence, filings and registrations described in Sections 3.1(a) and 3.1(b) of this Schedule

(k)
Environmental Law: in relation to any Hazardous Substance, Environmental Activity or Environmental Law:
(i)
cause any Hazardous Substance brought onto, stored or used by any Person on any Mortgaged Property to be transported, used, stored and disposed of in material compliance with all applicable Environmental Laws (and, in any event, in compliance to the extent that any non-compliance, whether alone or in combination with any other non-compliance, does not and will not with the passage of time give rise to a Material Adverse Change with respect to any Obligant);

(ii)
promptly notify FCC, as soon as it knows of or suspects that any Hazardous Substance (other than in the normal course of its business and in material compliance with Environmental Laws (and, in any event, in compliance to the extent that any non-compliance, whether alone or in combination other non- compliance, does not and will not with the passage of time give rise to a Material Adverse Change with respect to any Obligant)) has been brought onto any of the Mortgaged Property or that there is any actual or threatened Release of any Hazardous Substance (other than in the normal course of its business and in material compliance with Environmental Laws (and, in any event, in compliance to the extent that any non-compliance does not and will not with the passage of time give rise to a Material Adverse Change with respect to any Obligant)) on, from or under any of the Mortgaged Property or into the environment;

(iii)
otherwise comply in all material respects with all Environmental Laws applicable to its business (including the Mortgaged Property owned by it) and satisfy and perform any and all liabilities and obligations arising under any Environmental Law relating to such business, or Mortgaged Property or for otherwise failing to comply with any Environmental Law including any liability for the clean-up of any Hazardous Substance on, under or emanating from such business, or any such lands used in such business;

(iv)
to furnish such information and such environmental audits and studies with respect to the Mortgaged Property as FCC may reasonably request from time to time, such audits or studies to be prepared by an engineer or environmental consultant satisfactory to FCC, acting reasonably; without limiting the generality of the foregoing permit FCC and its agents access to the Mortgaged Property at all reasonable times for the purpose of conducting, at the expense of the Obligant, such environmental assessments as FCC may reasonably require from time to time;

(v)
maintain at all times such reserves on its accounting records and financial statements in respect of liabilities under Environmental Laws as may be required by US GAAP;

(l)
Insurance: that while any portion of the Secured Obligations remains outstanding, maintain and comply with all of the Insurance, with such changes from time to time as FCC may require, to maintain FCC as first mortgagee and first loss payee under all such Insurance (other than third party liability insurance, in respect of which FCC shall be named as an additional insured, or as otherwise specifically provided herein) and take all action as may be necessary from time to time to permit FCC to receive any payments under such Insurance (it being agreed that all proceeds of insurance payments received by FCC may, in the sole discretion of FCC, be remitted by FCC, in whole or in part, to the relevant Obligant (subject to any conditions imposed by FCC regarding the repair or replacement of the relevant Mortgaged Property and the charging of any replacement Mortgaged Property under the Security) or applied by FCC, in whole or in part, to such portion of the Secured Obligations as FCC may determine;
(m)
Insurance Proceeds: except for any further insurance proceeds arising from the May 31, 2012 storm (the “2012 Storm”) in Texas relating to business interruption only which shall not need to be remitted to FCC, any physical damage insurance proceeds arising from the damage or destruction of any assets of any Obligant shall be paid to FCC to be applied as a prepayment of Indebtedness owing under the Loan (and which for greater certainty shall include any additional physical damage insurance proceeds in respect of the 2012 Storm). FCC acknowledges that the Borrowers may request that the physical damage insurance proceeds be utilized to rebuild damaged facilities (be they from the 2012 Storm or otherwise), and which request, if made, will be considered by FCC, without obligation;

(n)
Rights of Inspection: permit from time to time, as reasonably requested by FCC, any Person or Persons designated by FCC to visit, inspect and have access to any of its property and to examine and make copies of its books and financial records and to discuss and explain (or, in the case of a Corporate Obligant, cause its Chief Financial Officer or other senior officer or financial adviser to discuss and explain) any of its affairs, business, finances and accounts;

(o)
Consents: if the scheduled delivery of any consent, waiver, approval or Permit contemplated by this Agreement is waived by FCC, forthwith commence and thereafter diligently continue to use all reasonable commercial efforts to obtain and deliver to FCC such consent, waiver, approval or permit.;

(p)
Sale of Mortgaged Property: except as otherwise agreed in writing by FCC, apply all net proceeds from the sale of Mortgaged Property (other than the sale of Inventory in the ordinary course of business) to repayment such portions of the Secured Obligations as may be specified by FCC, in compliance with all applicable provisions herein relating to prepayments.

4.2
Borrowers’ Covenants

Each Borrower covenants with and in favour of FCC to:

(a)
Use of Loan: utilize the Loan only for the purposes specified in this Agreement;

(b)
Update Pre-Authorized Payment Documents: execute all documents and do all such things as may be required from time to time to ensure that all Pre-Authorized Payment Documents necessary to ensure payment of all scheduled Secured Obligations have been delivered to FCC;

(c)
Guarantors: where any Loan Document requires the performance of a covenant or obligation by a Guarantor who is not a party to such Loan Document, cause such Guarantor to perform such covenant or obligation.

4.3
Performance by FCC

If, in the reasonable opinion of FCC, any Obligant fails to perform any obligation under:

(a)
any Loan Document; or

(b)
any other agreement to which such Obligant is a party or by which any of its Mortgaged Property is bound, where such failure to perform will have given rise to a Material Adverse Change;

then, notwithstanding any dispute by any Obligant as to the existence or effect of such failure, FCC may, but shall not be obliged to, perform such obligation and the Obligants shall take all necessary steps to permit and expedite such performance by FCC (including without limitation providing FCC access to any of their property necessary to permit such performance). The Borrowers shall pay to FCC, forthwith on demand, all costs and expenses (including legal costs) incurred by FCC in connection with such performance, together with interest, from the date of incurrence of such costs and expenses to the date of payment by the Borrowers, at the rate specified in Section 5.4 of this Agreement. No such performance by FCC shall constitute a waiver by FCC of any Default or Event of Default arising from any such failure to perform by any Obligant.

5.
EVENTS OF DEFAULT

5.1
Events of Default

Upon the occurrence of any one or more of the following events (each an “Event of Default”) and without limiting any other provision of this Agreement:

(a)
Non-Payment of Principal: the non-payment by the Borrowers within (2) Business Days when due of any payment of principal of the Loan;

(b)
Other Non-Payment: the non-payment by the Borrowers within five days when due of any payment of any other Secured Obligation, where such non-payment continues for five Business Days;

(c)
Certain Breaches: the occurrence of any Financial Covenant Event of Default or the breach or failure of due performance by any Obligant of any covenant or provision contained in Section 4.2 of this Schedule or any Section of this Agreement entitled “Negative Covenants”;

(d)
Other Breach: the breach or failure of due performance by any Obligant of any covenant or provision of any Loan Document, other than those dealt with in paragraphs (a) to (c), and, where such breach or failure is capable of remedy, such breach or failure is not remedied within 30 days by such Obligant after the earlier of such Obligant ( or, in the case of a Corporate Obligant, a senior officer of such Corporate Obligant) becoming aware of such breach or failure and written notice to do so by FCC;

(e)
Winding-Up: the commencement of proceedings for the dissolution, liquidation or winding-up of any Corporate Obligant or for the suspension of the operations of any Obligant;

(f)
Bankruptcy and Insolvency: any Obligant or any Wholly-Owned Subsidiary of any Obligant is adjudged or declared bankrupt or insolvent or makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a receiver, receiver manager, custodian, interim receiver, custodian, sequestrator, trustee, trustee in bankruptcy or any Person with similar powers in respect of it or any substantial part of its property, or commences any proceedings relating to it or any part of the Mortgaged Property or any substantial part of its property under any bankruptcy, insolvency, reorganization, proposal or arrangement with creditors, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or by any act (including without limitation any corporate action to authorize such proceeding) or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any of the Mortgaged Property or any substantial part of its property;
(g)
Cross- Default: if the Borrowers or any other Obligant shall default under or any other credit facility, loan or security agreement with FCC or with the Operating Lender or any other lender, under one or more of the Borrowers’ operating loan with such lender;

(h)
Execution, Distress: if any execution, sequestration, distress or other similar process of any court shall become enforceable against an Obligant or any Wholly-Owned Subsidiary of any Obligant having a value in any case of in excess of $250,000 USD;

(i)
Involuntary Bankruptcy and Insolvency Proceedings: any proceedings or other action is commenced:

(i)
for the appointment of a receiver, receiver manager, custodian, interim receiver, custodian, sequestrator, trustee, trustee in bankruptcy or any Person with similar powers in respect of any Obligant or a Wholly-Owned Subsidiary of any Obligant or any of the Mortgaged Property or any substantial part of the property of any Obligant or Wholly-Owned Subsidiary of any Obligant; or

(ii)
relating to any Obligant or Wholly-Owned Subsidiary of any Obligant or any of the Mortgaged Property or any substantial part of the property of any Obligant or any Wholly-Owned Subsidiary of any Obligant under any bankruptcy, insolvency, reorganization, proposal or arrangement with creditors, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect;

and:

(iii)
such proceedings or action results in any entry of a decree or an order for such relief or any such adjudication or appointment; or

(iv)
such proceedings or action shall continue, undismissed or unstayed and in effect, for any period of 15 Business Days;

(j)
Appointment of Receiver, etc.: any receiver, receiver and manager, receiver-manager, custodian, liquidator or trustee (or any person with like powers) shall be appointed for any part of the Mortgaged Property or any substantial part of the property of any Obligant;

(k)
Incorrect Representation: any representation, warranty or statement of fact made or deemed to be made in any Loan Document or any information furnished in writing to FCC by or on behalf of any Obligant proves to have been incorrect in any material respect when, or when deemed to be, made or furnished;

(l)
Execution against Mortgaged Property: a writ, execution, attachment, distress or similar process is issued or levied against any portion of the Mortgaged Property or is issued or levied against any substantial part of the property of any Obligant or Wholly-Owned Subsidiary of any Obligant;

(m)
Lien Seizure: a Person holding a Lien, or a Person acting on such Lien holder’s behalf, takes possession of any portion of the Mortgaged Property or any substantial part of the property of any Obligant;

(n)
Other Material Default: any Obligant defaults in the payment when due of any Indebtedness or in the payment when due of any other Indebtedness in excess of

$100,000, subject to any applicable grace or cure period, or a default or event of default occurs under, and is not cured or waived within any applicable grace or cure period provided by, any agreement or security document (other than the Loan Documents) evidencing or securing any Indebtedness of any Obligant or securing other Indebtedness of any Obligant in excess of $100,000;

(o)
Unsatisfied Judgments: any one or more judgments, orders or awards for the payment of money are rendered against any Obligant or any Wholly-Owned Subsidiary of any Obligant and:

(i)
such Obligant or Wholly-Owned Subsidiary does not discharge same in accordance with it terms, or procure a stay of execution thereof, within 60 days from the date of entry of each such judgment, order or award, or execution proceedings have been commenced in connection with any such judgment, order or award; or

(ii)
such judgment, order or award is a final judgment and FCC, acting reasonably, believes the rendering of such judgment, order or award constitutes a Material Adverse Change;

(p)
Material Adverse Change: a Material Adverse Change occurs;

(q)
Expropriation: an order is made or any action or proceedings commenced or legislation introduced in the legislative body of Canada or any province thereof or by any other Governmental Authority or authority for the expropriation, confiscation, forfeiture, escheating, involuntary purchase and sale or other taking, whether or not with compensation, of any part of the Mortgaged Property or any substantial part of the property, assets or business of any Obligant;

(r)
Cessation of Business: any Obligant ceases or threatens to cease to carry on its business or any material portion thereof;

(s)
Change of Ownership: a Change of Ownership occurs with respect to any Borrower or any Corporate Obligant;

(t)
Unenforceability: any of the Loan Documents or any of the material provisions thereof becomes, or is alleged by any Obligant to be, invalid, void, voidable or unenforceable, in whole or in part, and such actual or alleged invalidity, voidness, voidability or unenforceability is materially adverse to FCC;

(u)
Priority: any of the Security ceases, or is alleged by any Obligant to cease, to be a first priority Lien, subject only to Permitted Liens, on the Mortgaged Property intended to be charged by the Lien of such Security;

(v)
Termination of Guarantee: any Guarantor purports to terminate or limit its liability under any guarantee of any of the Secured Obligations or other Loan Document;

(w)
Impairment/Jeopardy: FCC, in good faith and upon commercially reasonable grounds, believes that the prospect of payment or performance of any of the Secured Obligations is or is about to be impaired or that any of the Mortgaged property is or is about to be in jeopardy;

(x)
Default to FCC: any Obligant defaults in payment or performance of any obligation (other than the Secured Obligations) to FCC;

(y)
Other Event of Default: the occurrence of any other event, condition or circumstances specified in this Agreement or any other Loan Document as being (or, at the option of FCC as being) an Event of Default; or Initial Advance: the initial Advance of any Loan does not occur by the specified Initial Advance Expiry Date.

FCC may, in its sole and absolute discretion, by written notice to the Borrowers, declare any or all Secured Obligations to be due and payable and any or all of the Loans terminated, whereupon any right of the Borrowers to, and any obligation of FCC to provide, any further advance or other utilization of any terminated Loan shall terminate, and all Secured Obligations expressed to be due and payable shall be immediately due and payable without further demand or other notice of any kind, all of which are expressly waived by the Borrowers.

5.2
Enforcement

Upon the making of an Acceleration Declaration, FCC may, in its sole and absolute discretion, proceed to protect, exercise and enforce its rights and remedies under the Loan Documents and such other rights and remedies as are provided at law or by equity or by statute.

5.3
Remedies Cumulative

The Obligants agree that the rights and remedies of FCC under the Loan Documents are cumulative and in addition to, and not in substitution for, any rights or remedies provided by law; any single or partial exercise by FCC of any right or remedy for a default or breach of any term, covenant, condition or agreement in the Loan Documents does not affect its rights and does not waive, alter, affect, or prejudice any other right or remedy to which FCC may be lawfully entitled for the same default or breach. Any waiver by FCC of the strict observance of, performance of or compliance with any term, covenant, condition or agreement of the Loan Documents and any indulgence by FCC is not a waiver of that or any subsequent default.

5.4
Application of Proceeds of Realization; Deficiency

FCC will have the right at any time and from time to time to apply any and all proceeds realized from the enforcement of any of the Security or any amount however received on such part or parts of the Secured Obligations as FCC may see fit, and FCC will at all times and from time to time have the right to change any application of any such proceeds received by them and reapply the same on any part or parts of such indebtedness as FCC may see fit, notwithstanding any previous application by whomsoever made. The Obligants shall remain liable for, and the Security shall continue to secure, payment and performance of the Secured Obligations, notwithstanding any partial payment thereof and the Obligants shall remain liable for any unpaid or unperformed balance of the Secured Obligations notwithstanding completion of the enforcement of the Security. The taking of any judgement or any other action or dealing by FCC in respect of any Security shall not operate as a merger of any Secured Obligations or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which FCC may have in connection with the Secured Obligations, and the surrender, cancellation or any other dealings with any Security shall not release or affect the liability of any Obligant under any of the Loan Documents.

6.
EXPENSES AND INDEMNITY

6.1
Costs and Expenses

The Borrowers shall pay, promptly upon notice from FCC, (i) all reasonable out-of-pocket expenses incurred by FCC, including the reasonable fees, charges and disbursements of FCC Counsel, in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by FCC, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with the Loan Documents or in connection with the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, or in connection with any amendment, modification or waiver of any of the provisions of any

Loan Document requested by any Obligant, whether or not such amendment, modification or waiver is granted.

6.2
Indemnification by the Borrowers

In addition to any other indemnity contained herein or in any other Loan Document, each Borrower hereby indemnifies FCC and each related party (each such Person being called an “Indemnitee”) against, and shall hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Obligant or any other Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance or non-performance by the parties hereto or thereto of their respective obligations hereunder or thereunder, any misrepresentation by any Obligant contained therein, the occurrence of any Event of Default or the consummation or non- consummation of the transactions contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of any Hazardous Substance on or from any Mortgaged Property, or any liability arising under any Environmental Laws related in any way to any Borrower, any other Obligant or any of their respective assets, including the Mortgaged Property, (iv) any Taxes (including any arrears, interest and penalties) now or hereafter owing or assessed in respect of any part of the Mortgaged Property, (v) any failure by any Obligant to remit any sale, lease or other proceeds arising from or with respect to any part of the Mortgaged Property, where required to do so hereunder or pursuant to any consent or waiver granted by FCC, (vi) any acts of fraud, misrepresentation, wilful misconduct and/or gross negligence committed by any Obligant or any other Person in connection, directly or indirectly, with any of the Mortgaged Property, or (vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligant and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Obligant against an Indemnitee for breach in bad faith of such Indemnitee’s obligations under any Loan Document, if the Obligant has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction. The indemnity in this Section 6.2 is in addition to and not in substitution for any indemnity contained elsewhere in this Agreement or any other Loan Documents. This indemnity will survive the repayment and cancellation (in whole or in part) of the Secured Obligations and termination of this Agreement as a separate and continuing covenant of the Borrowers.

6.3
Payments

All amounts due under this Section 6 shall be payable promptly after demand therefor. A certificate of FCC, setting forth the amount or amounts owing to FCC or related party, as the case may be, as specified in this Article, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error.

7.
MISCELLANEOUS

7.1
Successors and Assigns Generally

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of FCC, which may be withheld by FCC in its absolute discretion. FCC may assign all or any portion of its rights under the Loan Documents without the consent of any Obligant and upon any such assignment, if to a financial institution resident in Canada, FCC shall be released and discharged from its obligations hereunder, as they relate to or arise from such assigned interest. For the purposes of any such assignment FCC may disclose on a confidential basis to a potential assignee such information about any Obligant as FCC may see fit. The Borrowers shall, and shall cause each other Obligant to, execute and deliver, at the request and expense of FCC, all such deeds, instruments, assurances and other documents as FCC may reasonably request in connection with any such assignment.

7.2
Severability

If any of the provisions of this Agreement shall be unenforceable, illegal or invalid in any jurisdiction, the validity and enforceability of such provisions in any other jurisdiction shall not be impaired thereby nor shall the enforceability and validity of any other provisions of this Agreement be impaired thereby.

7.3
Notices

(a)
Unless otherwise expressly provided, any notice, consent, demand or other communication required or permitted to be given or made hereunder will be in writing and will be sufficiently given or made if given or made at the respective addresses set out below:

in the case of any Obligant, at the addresses for the Borrowers set out on page 1 of this Agreement;

in the case of FCC:

Farm Credit Canada

Loan Administration Center

12040 149th NW, 2nd Floor Edmonton, AB T5V 1P2

Fax No. [***Redacted – Personally Identifying Information***]

with a copy to:

General Counsel Farm Credit Canada

1800 Hamilton Street, P.O. Box 4320 Regina Saskatchewan S4P 4L3

Fax No. [***Redacted – Personally Identifying Information***]

(b)
Any notice or other communication given or made in accordance with this Section 7.3 will be deemed to have been given, made and received on the day of delivery if delivered as aforesaid, provided such day is a Business Day and that such notice is received prior to 4:00 p.m. local time of the recipient and, if such day is not a Business Day or if notice is received after 4:00 p.m. local time of the recipient or such notice is sent by fax or other electronic communication, on the first Business Day the date of delivery or receipt thereof.

(c)
Each party may change its address and fax number for the purposes of this Section 7.3 by written notice given in the manner provided in this Section 7.3 to the other parties.

7.4
Time of the Essence

Time shall be of the essence of this Agreement and each of the other Loan Documents and any forbearance by FCC of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

7.5
Maximum Interest Rate

Nothing contained in the Loan Documents shall require any Obligant at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by an Obligant on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Advances.

7.6
Judgment Currency

If for the purposes of obtaining judgment in any court in any jurisdiction or for any other purpose hereunder it becomes necessary to convert into the currency of such jurisdiction (“Judgment Currency”) any amount due hereunder in any currency other than the Judgment Currency (“Original Currency”), then such conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For such purpose “rate of exchange” means the spot rate at which FCC, in accordance with its usual practices, on the relevant date at or about 12:00 noon, Regina time, would be able to purchase the Judgement Currency with such amount of Original Currency. If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the relevant Obligant shall, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in Original Currency. Any additional amount due from any Obligant under this Section 7.6 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement. The Obligant’s obligation in respect of any such amount due hereunder shall, notwithstanding any such judgment in such Judgment Currency, be discharged only to the extent that on the date of payment of the amount of the judgment in such Judgment Currency, FCC is able to purchase the Original Currency.

7.7
Method and Place of Payment, etc.

All payments under any Loan Document (unless otherwise specified herein) shall be made to FCC at the account and office specified by FCC from time to time by not later than 11:00 a.m. (Regina time) for value on the date when due, and shall be made in immediately available funds, and if any payment made by the Borrowers hereunder is made after 11:00 a.m., such payment will be deemed to have been made on the immediately following Business Day and interest will continue to accrue on the amount of such payment until such following Business Day.

All payments under the Loan Documents shall be made by the Obligants free and clear of any set off or counterclaim against FCC.

7.8
Currency of Payment

All payments under the Loan Documents shall be made in the currency in respect of which the obligation requiring such payment arose. For greater certainty, all payments to be made pursuant to this Agreement including principal, interest and costs will, except as otherwise expressly provided herein, be payable in US Dollars.

7.9
Entire Agreement

This Agreement together with the other Loan Documents constitutes the entire agreement between the parties hereto with respect to the Loans and, subject to any express provisions to the contrary contained in this Agreement, supersedes and replaces any previous written or verbal agreement with respect to the subject matter hereof, provided that nothing contained herein shall terminate any existing security held for any Secured Obligation pursuant to any previous agreement where such security is specified as Security hereunder or any Pre-Authorized Payment Documents in the Existing Loan. Subject to any express provisions to the contrary contained in this Agreement, upon execution and delivery of this Agreement by all parties, the terms and conditions of any and all prior existing agreements among any of the parties hereto with respect to the subject matter hereof, shall merge herein and be of no further force or effect.

7.10
Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia (the “Governing Law Province”) and the laws of Canada applicable therein.

7.11
Submission to Jurisdiction

Each Borrower irrevocably and unconditionally submits, and shall cause each other Obligant to irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of the courts of the Governing Law Province (including the appellate courts thereof) in any action or proceeding arising out of or relating to this any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that FCC may otherwise have to bring any action or proceeding relating to any Loan Document against any Obligant or its properties in the courts of any jurisdiction.

7.12
WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

7.13
Counterparts/Effectiveness

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by FCC and when FCC has received counterparts hereof (or thereof) that, when taken together, bear the signatures of each of the other parties hereto (or thereto). Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

7.14
Electronic Execution of Loan Documents

The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law.

7.15
FCC Discretion

Where this Agreement or any other Loan Document contemplates or provides for any review, approval, consent, waiver or other action by FCC, such review, approval, consent, waiver or other action shall lie within the sole discretion of FCC. Where this Agreement or any other Loan Document contemplates or provides for the receipt or review by FCC or FCC Counsel of any document or information, such document or information shall be in form and content satisfactory to FCC or FCC Counsel, as the case may be, in its sole discretion. Where this Agreement contemplates or provides for evidence of any circumstances to be provided to FCC, such evidence shall be in form and content satisfactory to FCC and such circumstances shall be satisfactory to FCC, in each case in its sole discretion.

7.16
Treatment of Certain Information: Confidentiality

FCC agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Laws or by any legal process, (d) to any party to any Loan Document, (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or any prospective assignee of, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to FCC on a non-confidential basis from a source other than an Obligant.

For purposes of this Section, “Information” means all information received in connection with this Agreement from any Obligant relating to any Obligant or any of its Affiliates or any of their respective businesses, other than any such information that is available to FCC on a non- confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, FCC may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.

7.17
Declaration of Principles

FCC acts with integrity, balancing business decisions with individual needs to achieve its vision of sustainable growth and prosperity of Canada’s agriculture industry. For these purposes FCC require complete disclosure of all aspects of the businesses of the Obligants. FCC will deal only with Obligants with personal integrity and will not lend to those whose business or other activities will negatively impact FCC’s reputation or detract from FCC’s ability to attract and retain other customers. Without limitation of the foregoing, FCC will not finance or otherwise deal with Persons or businesses that:

(a)
attempt to defraud FCC by inflating the value of Mortgaged Property or otherwise mislead FCC as to the true value of the assets of any Obligant;

(b)
deliberately violate Applicable Law regarding the care and treatment of animals;

(c)
deliberately or recklessly pollute the environment;

(d)
are involved in grow-ops;

(e)
wilfully violate employee or human rights; or

(f)
otherwise engage in activities that could harm FCC’s reputation or FCC’s commitment to promoting the interest of ordinary, ethical producers and agribusiness operators in Canada.

Each Obligant represents and warrants to FCC (and acknowledges that FCC is relying on this representation and warranty in entering into this Agreement) that it has read this Section 7.17 of this Schedule, that it knows of no reason why FCC would have any concern relating to its business and that it is not involved in any of the activities specified above.

7.18
Extension of the Loans

Extensions of the repayment dates set out in this Agreement may be requested by the Borrowers. Extensions will be granted at the discretion of FCC. If there is no written agreement in force extending or altering the terms of the Loan on the Maturity date and FCC is not taking steps to recover the Loan or has not advised the Borrowers that the Loans will not be extended, the Loan may be automatically extended on the following terms:

•
the loan extension fee will be charged to the applicable Borrower’s loan account;
•
the payment periods will be the same;
•
the interest rate and term will be those stated in a communication that FCC will send the Borrowers prior to the Maturity date; and
•
FCC will advise the Borrowers of the interest rate and required payment amounts.
7.19
Release Information

Each Borrower hereby authorizes FCC to obtain credit or other information about the Borrowers, and the collateral from, and allows FCC during the term of the Loans to exchange such information with:

(a)
any financial institution, credit reporting agency, rating agency, credit bureau, governmental body or regulatory authority; and

(b)
anyone with whom the Borrowers may have or propose to have financial dealings

Each Borrower also agrees that FCC may use loan information for FCC’s internal research and marketing purposes and that FCC may contact the Borrowers regarding its other products and services.

7.20
Assignment by FCC

From time to time FCC may sell or assign all or any part of its rights under this Agreement to a financial institution resident in Canada and FCC shall be released and discharged from its obligations hereunder. For the purposes of any such assignment FCC may disclose on a confidential basis to a potential assignee such information about any Borrower or Guarantor as FCC may see fit. Each Borrower agrees to execute and deliver, and to cause the Guarantor to execute and deliver, at the request and expense of FCC, such deeds, documents, instruments, and assurances as FCC may reasonably request in connection with any such assignment.

7.21
Amendment and Waiver

This Agreement may not be amended or modified in any respect except in accordance with the provisions hereof, however, each Borrower hereby agrees to make such amendments to this Agreement as may be reasonably requested by FCC to facilitate the granting by FCC of participations or assignments, provided that no such amendment shall have the effect of increasing any costs payable by the Borrowers or increasing the obligations of the Borrowers under this

Agreement.

7.22
Compliance with Laws

The Borrowers shall obtain and comply with all necessary municipal, provincial and federal laws, including obtaining all required business, building, expansion, operating and other permits and licenses. Each Borrower agrees that the real/immovable property collateral complies with all zoning and building by-laws and other regulations.

7.23
Integrity Declaration

FCC acts with integrity, balancing business decisions with individual needs to achieve our vision of sustainable growth and prosperity for Canada’s agriculture industry.

FCC is committed to supporting the industry over the long-term and through all cycles. We work with customers to understand the material issues that they face and to help them identify and resolve issues in a way that generates a positive impact on society while minimizing the risks associated with their business.

FCC’s committed partnership begins with complete disclosure on all aspects of your business.

FCC lends only to individuals or businesses with integrity who respect and adhere to applicable municipal bylaws, provincial and federal laws and regulations, who hold all permits and licenses required by law, and whose activities respect and care for:

•
the environment by exercising reasonable care to safeguard the environment through stewardship of land, air quality, and water;
•
animal welfare through application of the National Farm Animal Care Council (NFACC) Codes as a foundation for animal care;
•
labour standards by upholding requirements set through Canada’s labour laws including for seasonal workers; and
•
in general, society and human rights.

FCC does not lend to individuals or businesses who:

•
willfully neglect applicable operating laws and regulations;
•
engage in any money laundering activities or are involved in financing terrorist activities; or
•
are involved in illegal or other activities that could harm FCC’s reputation and/or do not align with our expressed commitment to sustainability.

The Borrowers must disclose in writing to FCC if they:

•
anticipate or are involved in any legal action, or any proceedings before any court, tribunal, board or agency or there are any unexecuted judgments rendered against them;
•
are in default under any material contracts that affect their business or assets;
•
have declared bankruptcy (discharged or undischarged) or have been the subject of other insolvency proceedings or proposals;
•
have been in arrears in the payment of income, business or property taxes, GST, HST, sales tax, payroll deductions, or similar payment obligations;
•
have been convicted of a criminal offence (except for a conviction for which a pardon has been granted);
•
have undergone any type of investigation or have been accused or convicted of any offense related to fraud, money laundering or terrorist financing; or
•
are aware of any of their directors, officers, shareholders, or partners being involved in any of the preceding issues, as applicable.

If any Borrower fails to conduct his business in line with the integrity commitments and required disclosures set out above, FCC may consider this to be an additional event of default under this

Agreement or cause to end any contractual relationship between the Borrowers and FCC. Specifically, FCC may decline to provide further financial services or make any further loan disbursements, terminate their loan(s), demand immediate repayment of any outstanding loan balance or other amount due by the Borrowers, or enforce FCC’s interest in any property pledged to secure their Loans.

By signing this Agreement, each Borrower agrees that:

•
They have read and affirm the integrity declaration;
•
They consent to FCC’s collection, use, and disclosure of their personal information in the manner and for the purposes described above;
•
They know of no reason FCC may have any concern with their business
7.24
Appropriation of Funds

Each Borrower agrees that FCC may from time to time appropriate all monies realized by FCC from the enforcement of any Security Document on or towards the payment of the indebtedness of the Borrower to FCC or such part thereof as FCC in its sole discretion may determine, and the Borrower shall have no right to require or enforce any appropriation inconsistent therewith, and FCC shall have the right to change the application of any such proceeds and re-apply the same to any part or parts of the indebtedness as FCC may see fit notwithstanding any previous application.

7.25
Language

The parties have requested that this Agreement and all other documents be drafted in English. Les parties ont requis que cette convention et tous les autres documents soient rédigés en anglais.

SCHEDULE F - FORM OF COMPLIANCE CERTIFICATE

[***Redacted – Commercially Sensitive Information***]

SCHEDULE G - DESCRIPTION OF CANADIAN LAND

[***Redacted – Commercially Sensitive Information***]

SCHEDULE H – U.S. REAL PROPERTY

[***Redacted – Commercially Sensitive Information***]

SCHEDULE I

ORGANIZATIONAL CHART OF THE BORROWERS

[***Redacted – Commercially Sensitive Information***]